UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Mechanical Technology, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 17, 2018

MECHANICAL TECHNOLOGY, INCORPORATED

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

Notice is hereby given that a Special Meeting of Stockholders of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019, on [_____], at [____] A.M. Eastern Time (the “Special Meeting”), for the following purposes:

1.	to consider and vote upon a proposal to amend the Company’s Certificate of Incorporation to change the number of issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), by effecting a 1-for-15 reverse stock split (the “Reverse Stock Split”), as further described in the accompanying proxy statement, which would result in (i) holdings prior to such split of fewer than 15 shares being converted into a fractional share for which the holder would be entitled to receive the cash consideration described in the proxy statement and (ii) each stockholder holding 15 or more shares being entitled to receive one share for each 15 shares held and the cash consideration for any fractional shares, as described in the proxy statement; and

2.	to transact other business as may properly come before the Special Meeting.

The Board of Directors of the Company unanimously approved and recommends that you vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

The primary effect of the Reverse Stock Split will be to reduce the total number of record holders of the Common Stock to below 300 persons by cashing out any stockholders of record with fewer than 15 shares. This will allow the Company to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended, and cease filing reports thereunder. The Company anticipates that the Reverse Stock Split will result in material cost savings to the Company beginning in 2018, while also allowing management to focus on operating the business and growing stockholder value.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying reply envelope to assure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person, if you wish to do so, even if you have returned a proxy. Only stockholders of record at the close of business on [_____] are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our offices. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. If you have any further questions concerning the Special Meeting or any of the items of business to be presented, please contact Frederick W. Jones at (518) 218-2550.

By Order of the Board of Directors, Frederick W. Jones Chief Executive Officer, Chief Financial Officer and Secretary Albany, New York January [_], 2018

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [________]: The proxy statement is available at

http://www.astproxyportal.com/ast/[____]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 17, 2018

MECHANICAL TECHNOLOGY, INCORPORATED

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement is furnished to stockholders of Mechanical Technology, Incorporated, a New York corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) scheduled to be held on [_____] at [___] A.M. Eastern Time, at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019, and at any and all adjournments or postponements thereof. References to “we,” “our” or “us” in this proxy statement refer to the Company.

Stockholders of the Company are being asked to consider and vote upon the following proposal at the Special Meeting:

To approve an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), whereby the Company will effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which would result in (i) holdings prior to such split of fewer than 15 shares being converted into a fractional share for which the holder would be entitled to receive the Cash Consideration (as hereinafter defined) and (ii) each stockholder holding 15 or more shares being entitled to receive one share for each 15 shares held and the Cash Consideration for any fractional shares.

The proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex A.

The accompanying Notice of Special Meeting of Stockholders, proxy card and this proxy statement are first being mailed to Company stockholders on or about [_____].

The Board has decided that the costs of being a Securities and Exchange Commission (“SEC”) reporting company outweigh the benefits and, thus, that it is no longer in the best interests of the Company or our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The Reverse Stock Split will enable us to terminate the registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, after the Reverse Stock Split, there are fewer than 300 record holders of our Common Stock and we make the necessary filings with the SEC.

The Board has fixed [_____] as the record date for the Special Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to vote at the Special Meeting and any postponements or adjournments thereof. We cannot complete the Reverse Stock Split unless the holders of at least a majority of the outstanding shares of Common Stock on the Record Date approve the amendment to the Certificate of Incorporation to effect the Reverse Stock Split at the Special Meeting. On the Record Date, there were [9,369,177] shares of Common Stock outstanding. Our executive officers and directors and Brookstone Partners Acquisition XXIV, LLC, a Delaware limited liability company (“Brookstone XXIV”), the Company’s largest stockholder, who together own or vote approximately [43.2]% of the shares outstanding on the Record Date, have indicated they will vote in favor of the proposed amendment to the Certificate of Incorporation with respect to all shares for which they hold or share voting power.

We urge you to read this proxy statement carefully and in its entirety, including the attached Annex.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR THE RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

SUMMARY TERM SHEET

The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed Reverse Stock Split, but may not contain all of the information that is important to you. For a more complete description of the Reverse Stock Split, we urge you to carefully read this entire proxy statement and Annex A hereto before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

Information About the Reverse Stock Split

●	The Board, after consideration of numerous factors, has unanimously approved an amendment to the Company’s Certificate of Incorporation that would effect a 1-for-15 Reverse Stock Split of our Common Stock.

●	We anticipate that the Reverse Stock Split will be effected as soon as possible after the date of the Special Meeting, subject to stockholder approval, on the date the Company files a Certificate of Amendment to our Certificate of Incorporation with the Department of State of the State of New York, or on any later date that the Company may specify in such Certificate of Amendment. Following the effective date of the Reverse Stock Split, transmittal materials will be sent to those stockholders entitled to receive the Cash Consideration that will describe how to turn in their stock certificates and receive the Cash Consideration. Those stockholders entitled to receive the Cash Consideration should not turn in their stock certificates at this time. See “Special Factors – Effective Date” on page 45.

●	As a result of the Reverse Stock Split, each holder of record immediately before the effective time of the Reverse Stock Split who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split will receive, in lieu of such fractional share, an amount in cash equal to the product of such fraction multiplied by the average of the closing prices of the Common Stock (as adjusted to reflect the Reverse Stock Split) for the 60 trading days ending on the trading day immediately before the effective date of the Reverse Stock Split (or, in the event the Common Stock is not traded on such date, such closing price on the next preceding day on which the Common Stock is traded), subject to any applicable U.S. federal, state and local withholding tax, without interest (the “Cash Consideration”).

●	Upon the effectiveness of the Reverse Stock Split:

o	stockholders who own of record fewer than 15 shares of Common Stock before the Reverse Stock Split (the “Cashed Out Stockholders”) (i) will cease to be stockholders of the Company and (ii) will receive the Cash Consideration in exchange for all their shares of Common Stock; and

o	stockholders who own of record 15 or more shares of Common Stock before the Reverse Stock Split (the “Continuing Stockholders”) (i) will remain stockholders of the Company, (ii) will continue to own one whole share of Common Stock for each 15 shares they previously owned and (iii) will receive the Cash Consideration for any fractional shares of Common Stock they would otherwise be entitled to as a result of the Reverse Stock Split.

See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 17 and “Special Factors – Effects of the Reverse Stock Split” on page 28.

Purposes of and Reasons for the Reverse Stock Split

●	The Board has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, that it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. The Reverse Stock Split will enable us to terminate the registration of our Common Stock under the Exchange Act, if, after the Reverse Stock Split, there are fewer than 300 record holders of our Common Stock, as we intend, and we make the necessary filings with the SEC. Our reasons for proposing the Reverse Stock Split include the following:

o	Annual cost savings we expect to realize as a result of the termination of the registration of our shares of Common Stock under the Exchange Act, in particular, the ongoing expenses related to compliance with the reporting requirements thereof and other accounting, legal, printing and other miscellaneous costs associated with being an SEC reporting company, which we estimate will be approximately $[201,000] per year.

o	The significant number of beneficial holders of our Common Stock who hold fewer than 15 shares and whose holdings have a value of less, and in many cases substantially less, than $[__] at the current market price, and whose continuing maintenance is uneconomical for the Company, who would be cashed out in the Reverse Stock Split.

o	The limited public trading volume and liquidity of the Common Stock.

o	The ability of our small stockholders (those holding fewer than 15 shares) to liquidate their holdings in us and receive a price for their shares that we believe is fair, without incurring brokerage commissions.

See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 17.

Additional Effects of the Reverse Stock Split

●	In addition to the effects discussed above, as a result of the Reverse Stock Split:

o	The number of issued and outstanding shares of our Common Stock will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-15.

o	The number of authorized shares of Common Stock will not be reduced. Consequently, the number of authorized but unissued shares of Common Stock will increase as a result of the Reverse Stock Split.

o	The number of our stockholders of record will, we expect, be reduced below 300, which will allow us to terminate the registration of our Common Stock under the Exchange Act and cease filing annual, quarterly and other reports and proxy statements with the SEC.

o	Our officers, directors and holders of more than 10% of our Common Stock (which we refer to in this proxy statement as our 10% stockholders) will no longer be subject to the reporting requirements of or recovery of “short-swing” profits from the sale of shares of our Common Stock pursuant to Section 16 of the Exchange Act.

o	Persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

o	Since our obligation to file periodic and other filings with the SEC will be suspended, our Continuing Stockholders will have access to less information about us and our business, operations and financial performance.

o	The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our Common Stock issuable upon the exercise of all outstanding option awards will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-15. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise.

o	The number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-15.

●	Upon the effectiveness of the Reverse Stock Split and as a result of the reduction of the number of shares of Common Stock outstanding by approximately [8,746,836], we estimate that the beneficial ownership percentage of the shares of Common Stock (including shares underlying stock options that are exercisable within 60 days) held by our current directors and executive officers and Brookstone XXIV will increase from approximately [45.4]% to [45.5]%.

See “Special Factors – Effects of the Reverse Stock Split” beginning on page 28, “Special Factors – Alternatives Considered” beginning on page 27, “Special Factors – Fairness of the Reverse Stock Split” beginning on page 23 and “Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons” beginning on page 42.

Fairness of the Reverse Stock Split

●	The Board fully considered and reviewed the terms, purposes and effects of the Reverse Stock Split and, based on this review, has unanimously determined that the Reverse Stock Split is procedurally and substantively fair to our stockholders, including the unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders.

●	Brookstone XXIV, the largest stockholder of the Company, may be deemed to be subject to Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions and is a “filing person” for purposes of the Schedule 13E-3. Brookstone XXIV has, along with the Company, filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC, adopted the analyses and conclusions of the Board, and concluded that the Reverse Stock Split is procedurally and substantively fair to our stockholders, including the unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders.

●	The Company did not appoint a special committee of independent directors or obtain a fairness report, opinion, appraisal, or other independent assessment of the fairness of the terms of the Reverse Stock Split or the value of the Common Stock. In determining the substantive fairness of the Reverse Stock Split, the Board considered whether the Cash Consideration constitutes fair market value in relation to the current and historical price levels of the Common Stock, the Company’s net book value and Brookstone XXIV’s purchase of Common Stock from the Company in 2016.

●	The Board and Brookstone XXIV considered a number of other factors in reaching their determinations, including:

o	the Reverse Stock Split will not be applied differently to holders of shares of our Common Stock based on their affiliate status; however, based on the number of shares of Common Stock held by each of our affiliates, as a practical matter no affiliated stockholders will be entirely cashed out in the Reverse Stock Split and they will remain stockholders of the Company;

o	current stockholders who own fewer than 15 shares of Common Stock can remain stockholders of the Company by acquiring additional shares so that they own at least 15 shares immediately before the Reverse Stock Split; however, there can be no assurance that any shares will be available for purchase and thus there can be no assurance that a stockholder will be able to acquire sufficient shares to meet or exceed the required 15 shares prior to the effective date of the Reverse Stock Split.

See “Special Factors – Fairness of the Reverse Stock Split” beginning on page 23.

Disadvantages of the Reverse Stock Split

If the Reverse Stock Split occurs, there will be certain disadvantages to stockholders, including the following:

●	Stockholders owning less than 15 shares will no longer have any ownership interest in the Company and will no longer participate in any future earnings and growth of the Company.

●	We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements as required under the Exchange Act. While we intend to continue to prepare audited financial statements and quarterly unaudited financial statements and to make certain of those financial statements available to stockholders through our website, we will not be under any continuing obligation to do so. We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, Continuing Stockholders will have access to less information about us and our business, operations, and financial performance than they do now.

●	While we anticipate that our Common Stock will continue to be quoted on the OTCQB tier of the OTC Markets Group quotation system (“OTC Markets”), no assurance can be given that the Common Stock will be eligible for quotation on the OTCQB tier, in which case we anticipate that the Common Stock will be quoted on the lower OTC Pink tier of OTC Markets. Further, although we anticipate that the Common Stock will continue to be quoted on OTC Markets following the Reverse Stock Split, there can be no assurance that any broker-dealer will be willing to continue to act as a market maker for the Common Stock after the Reverse Stock Split and, therefore, that the Common Stock will continue to be so quoted. In addition, because of the possible decrease in the already limited liquidity of our Common Stock and the other effects of the Reverse Stock Split, Continuing Stockholders may potentially experience a significant decrease in the value of their Common Stock.

●	We estimate that the cost of payment to the Cashed Out Stockholders, professional fees and other expenses of the Reverse Stock Split will total approximately $[_____], based on various assumptions discussed in this proxy statement. As a result, immediately after the Reverse Stock Split, our cash balances on hand will be reduced by the costs incurred in the Reverse Stock Split.

●	The potentially reduced liquidity of our Common Stock may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain top executive talent.

●	Since our Common Stock will no longer be registered with the SEC, and we will not be filing the periodic reports and proxy statements required under the Exchange Act, it may be more difficult for us to raise equity capital from public or private sources.

●	Our decision to deregister and cease reporting with the SEC could impair our image with customers, suppliers and other constituencies.

See “Special Factors – Fairness of the Reverse Stock Split – Disadvantages of the Reverse Stock Split” beginning on page 25.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

●	The receipt of Cash Consideration by a stockholder as a result of the Reverse Stock Split generally will be taxable for U.S. federal income tax purposes. A Continuing Stockholder who does not receive Cash Consideration in the Reverse Stock Split generally should not recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes. See “Special Factors – Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 34.

Termination of the Reverse Stock Split

●	The Board has reserved the right to abandon the Reverse Stock Split if it believes the Reverse Stock Split is no longer in our best interests, and, if it does so prior to the date of the Special Meeting, to cancel the Special Meeting. In addition, even if the Reverse Stock Split is approved by stockholders at the Special Meeting, the Board may determine not to implement the Reverse Stock Split if it subsequently determines that the Reverse Stock Split is not in our best interests. See “Special Factors – Termination of the Reverse Stock Split” on page 46.

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address potential questions that you, as a Company stockholder, may have regarding the Reverse Stock Split and the Special Meeting that are not addressed in the Summary Term Sheet above. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annex to this proxy statement and any information and documents referred to or incorporated by reference in this proxy statement.

Where and when is the Special Meeting?

The Special Meeting will be held at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019 on [__________], at [___] A.M. Eastern Time.

What am I being asked to vote on at the Special Meeting?

Our stockholders will consider and vote upon the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

What is the Reverse Stock Split?

The Reverse Stock Split is a reduction of the number of our authorized and issued and outstanding Common Stock at a ratio of 15 shares prior to the Reverse Stock Split to one share following the Reverse Stock Split. Stockholders that own less than 15 shares prior to the Reverse Stock Split will cease to own any shares of our Common Stock and instead will receive the Cash Consideration for their shares. Stockholders that own 15 shares or more prior to the Reverse Stock Split will remain stockholders of the Company and will receive the Cash Consideration for any fractional shares of Common Stock they would otherwise be entitled to as a result of the Reverse Stock Split. The number of authorized shares of Common Stock will not be reduced as a result of the Reverse Stock Split. Consequently, the number of authorized but unissued shares of Common Stock will increase as a result of the Reverse Stock Split.

How does the Board recommend that I vote on the proposal?

The Board unanimously recommends that you vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

How will the Reverse Stock Split affect the day to day operations of the Company?

Though the Reverse Stock Split will have very little effect on the Company’s business and operations, it will reduce management time spent on compliance and disclosure matters attributable to our Exchange Act filings, and may therefore enable management to increase its focus on managing our business and growing stockholder value.

What potential conflicts of interest are posed by the Reverse Stock Split?

Our directors and executive officers and Brookstone XXIV may have interests in the Reverse Stock Split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest.

Upon the effectiveness of the Reverse Stock Split, the aggregate number of shares of our Common Stock owned by our current directors and executive officers and by Brookstone XXIV will be reduced proportionately by the Reverse Stock Split ratio of 1-for-15 and the aggregate beneficial ownership percentage of the shares of our Common Stock (including shares underlying stock options exercisable within 60 days) held by our current directors and executive officers and Brookstone XXIV will increase from approximately [45.4]% to [45.5]% as a result of the reduction of the number of shares of our Common Stock outstanding. Each of our directors and executive officers will continue to own our Common Stock and will continue to serve as a director or executive officer after the Reverse Stock Split. Directors, executive officers and Brookstone XXIV will experience certain advantages after the Reverse Stock Split in that they will be relieved of certain SEC reporting requirements and will no longer be subject to the “short-swing profit” trading recovery provisions under Section 16 of the Exchange Act. Information regarding our officers’ and directors’ compensation and stock ownership will no longer be publicly available, and persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, by deregistering our Common Stock under the Exchange Act subsequent to the consummation of the Reverse Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, from making personal loans to our directors or executive officers, although no such loans currently are contemplated.

What if I hold fewer than 15 shares of Common Stock and hold all of my shares in street name?

If you hold fewer than 15 shares of our Common Stock in street name, your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our Common Stock and that it may hold 15 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Reverse Stock Split as affecting beneficial owners’ shares. It is our desire to treat stockholders holding fewer than 15 shares of our Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, we or our transfer agent, American Stock Transfer & Trust Company, LLC, may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks, brokers and other nominees may have different procedures for processing the Reverse Stock Split. Accordingly, if you hold your shares of our Common Stock in street name, we encourage you to contact your bank, broker or other nominee.

What happens if I own a total of 15 or more shares of Common Stock beneficially through multiple brokerage firms in street name, or through a combination of record ownership in my name and one or more brokerage firms in street name?

We may not have the information to compare your record holdings and your ownership through a brokerage firm or to compare your holdings in two or more different brokerage firms. As a result, even if you hold a total of 15 or more shares, you may nevertheless have your shares cashed out if you hold them in a combination of record and street name or through accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Reverse Stock Split, we recommend that you combine your holdings in one brokerage account or transfer any shares held through a brokerage firm into record name prior to the effective date of the Reverse Stock Split. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Reverse Stock Split’s effect on any shares you hold in street name (and possible payment of the Cash Consideration), you should contact your broker, bank or other nominee.

If I own fewer than 15 shares of Common Stock, is there any way I can continue to be a stockholder of the Company after the Reverse Stock Split?

If you own fewer than 15 shares of our Common Stock before the Reverse Stock Split, the only way you can continue to be a stockholder of the Company immediately after the Reverse Stock Split is to acquire, prior to the effective date, sufficient additional shares to cause you to own a minimum of 15 shares on the effective date. We cannot assure you, however, that any shares will be available for purchase and thus there can be no assurance that you will be able to acquire sufficient shares to meet or exceed the required 15 shares. In such an instance, you would not remain a stockholder of the Company after the effective date of the Reverse Stock Split, unless you purchased shares of Common Stock after the effective date.

Is there anything I can do if I own 15 or more shares of Common Stock, but would like to take advantage of the opportunity to receive cash for all my shares as a result of the Reverse Stock Split?

If you own 15 or more shares of our Common Stock before the Reverse Stock Split, you can only receive cash for all of your shares if, prior to the effective date, you reduce your stock ownership to fewer than 15 shares by selling or otherwise transferring shares. There can be no assurance, however, that any purchaser for your shares will be available.

Who is entitled to vote at the Special Meeting?

Only holders of record of our Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

How many shares were outstanding on the Record Date?

At the close of business on the Record Date, there were [9,369,177] shares of Common Stock outstanding. At the Special Meeting, each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote.

What is a “quorum” for purposes of the Special Meeting?

In order to conduct business at the Special Meeting, a quorum of stockholders is necessary. A quorum will be present if stockholders holding at least 33 1/3% of the shares of Common Stock entitling the holder to vote are present at the Special Meeting in person or by proxy. On the close of business on the Record Date, there were [9,369,177] shares of Common Stock outstanding and, accordingly, the presence, in person or by proxy, of holders of at least [3,123,059] shares is necessary to meet the quorum requirement.

What vote is required to approve the proposal?

Once a quorum has been established, approval of the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split requires the affirmative vote of the holders of a majority of all of the shares outstanding and entitled to vote on this matter. Because our directors and executive officers and Brookstone XXIV collectively own [43.2]% of our outstanding shares of Common Stock entitled to be voted at the Special Meeting, and have indicated their intention to vote in favor of the Reverse Stock Split, the Reverse Stock Split will be approved if holders of just an additional [6.9]% of the outstanding shares of Common Stock vote in favor of the proposal.

How are abstentions and broker non-votes counted? What if I don’t vote at all?

Broker non-votes and abstentions are included for purposes of determining whether a quorum is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  As the Reverse Stock Split proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock, an abstention, a failure to vote and a broker non-vote will each have the effect of a vote against this proposal.

What will happen if the Reverse Stock Split is approved by our stockholders?

Assuming that we have fewer than 300 record holders of our Common Stock after the Reverse Stock Split, we will, subject to final approval of the Board, file applicable forms with the SEC to deregister our shares of Common Stock under the Exchange Act. Upon the effectiveness of those filings, we would no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public companies.

What will happen if the Reverse Stock Split is not approved?

If the Reverse Stock Split is not approved by our stockholders, we will continue to operate our business, and we will continue to incur the costs involved with being an SEC reporting company. We also may decide to evaluate and explore available alternatives, although the Board has not yet made a determination that any of those alternatives are feasible or advisable.

If the Reverse Stock Split is approved by the stockholders, can the Board determine not to proceed with the Reverse Stock Split?

Even if the Reverse Stock Split is approved by the stockholders, the Board may determine not to proceed with the Reverse Stock Split if it believes that proceeding with the Reverse Stock Split is not in our best interests or in the best interests of our stockholders, including all unaffiliated stockholders.

Will the deregistration of our Common Stock have any impact on our Section 382 Rights Agreement?

On October 6, 2016, the Board adopted a Section 382 rights agreement (the “Rights Agreement”) in an effort to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”). The Company may utilize these NOLs in certain circumstances to offset future U.S. taxable income and reduce its U.S. federal income tax liability, which may arise even in periods when the Company incurs an accounting loss for reporting purposes. The Company’s ability to use its NOLs, however, could be substantially limited if an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), occurred. In general, an ownership change would occur if and when the percentage of ownership of Company stock by one or more “5-percent shareholders” (as defined under IRC Section 382) has increased by more than 50% at any time during the prior three years (calculated on a rolling basis). These provisions can be triggered not only by merger and acquisition activity but by normal market trading as well. The Rights Agreement is designed to deter trading that would result in an ownership change that could lead to the loss of the NOLs and a resulting reduction in the Company’s value. The Rights Agreement is intended to act as a deterrent to any person (together with all affiliates and associates of such person) acquiring “beneficial ownership” (as defined in the Rights Agreement) of 4.99% or more of the outstanding shares of Common Stock without the approval of the Board. The Company’s status as an SEC reporting company has no bearing on the Company’s ability to utilize its NOLs and the Board will continue to take all measures to protect against a possible limitation on the Company’s ability to utilize its NOLs notwithstanding the deregistration of our Common Stock. Accordingly, stockholders are cautioned that the Rights Agreement will remain in effect and continue to be strictly enforced by the Board following the deregistration of our Common Stock.

Should I send in my stock certificates now?

No. After the Reverse Stock Split is completed, we will send instructions for sending in your certificates representing shares of Common Stock in order to receive any Cash Consideration to which you may be entitled as well as new stock certificates representing the new number of shares you own, if any.

What is the total cost of the Reverse Stock Split to the Company?

Since the per share Cash Consideration will not be known until the effective date of the Reverse Stock Split and we will not know exactly how many record and beneficial holders of our Common Stock will receive the Cash Consideration in connection with the Reverse Stock Split, we do not currently know the exact cost of the Reverse Stock Split. Based, however, on information that we have received as of [__________] from our transfer agent, American Stock Transfer & Trust Company, LLC, with regard to the size of holdings of those of you who may hold shares in street name, as well as our estimates of other Reverse Stock Split expenses, we believe that the total cash requirement to effect the Reverse Stock Split (including professional fees and other expenses) will be approximately $[_____].

Am I entitled to appraisal rights in connection with the Reverse Stock Split?

No. Under New York law, our Certificate of Incorporation and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Reverse Stock Split.

How do I vote?

Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting or attend the Special Meeting and vote in person.

Can I change my vote?

Yes. You may change your proxy instructions at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another proxy by signing, dating and returning a completed proxy card with a later date.

●	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 325 Washington Avenue Extension, Albany, New York 12205.

●	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

SPECIAL FACTORS

Purposes of and Reasons for the Reverse Stock Split

The Board has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, that it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders, for us to remain an SEC reporting company. Therefore, the Board has unanimously authorized, subject to stockholder approval, a 1-for-15 reverse stock split of our Common Stock. At the Special Meeting, stockholders are being asked to consider and vote upon a proposal to amend our Certificate of Incorporation to effect the Reverse Stock Split. A copy of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex A.

The Reverse Stock Split will enable us to terminate the registration of our Common Stock under the Exchange Act if, as intended, after the Reverse Stock Split there are fewer than 300 record holders of our Common Stock, and we make the necessary filings with the SEC. Management believes that we will be able to realize significant cost savings by the elimination of most of the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act. The costs associated with these obligations constitute a significant overhead expense. These costs include increased professional fees for our auditors and corporate counsel, costs related to our Director and Officer insurance policy, printing and mailing costs, and internal compliance costs. These Exchange Act registration-related costs, as a proportion of our revenues, have been increasing over the years, and while we have worked to decrease these costs as much as possible, we do not believe that further reductions in these costs are possible.

As a result of the Reverse Stock Split, each holder of record immediately before the effective time who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split will receive, in lieu of such fractional share, an amount in cash equal to the product of such fraction multiplied by the average of the closing prices of the Common Stock (as adjusted to reflect the Reverse Stock Split) for the 60 trading days ending on the trading day immediately before the effective date of the Reverse Stock Split (or, in the event the Common Stock is not traded on such date, such closing price on the next preceding day on which the Common Stock is traded), subject to any applicable U.S. federal, state and local withholding tax, without interest (referred to herein as the Cash Consideration). Accordingly, (i) holdings prior to the Reverse Stock Split of fewer than 15 shares will be converted into a fractional share for which the holder will be entitled to receive the Cash Consideration and (ii) each stockholder holding 15 or more shares will be entitled to receive one share for each 15 shares held and the Cash Consideration for any fractional shares. The shares of Common Stock acquired by the Company as a result of the Reverse Stock Split will be restored to the status of authorized but unissued shares.

In determining whether the number of our stockholders of record falls below 300 as a result of the Reverse Stock Split, we must count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. Institutional custodians such as the Depository Trust & Clearing Company (“DTC”) and other commercial depositories, however, are not considered a single holder of record for purposes of these provisions. Rather, each depository’s accounts are treated as the record holder of shares.

As a result of the Reverse Stock Split and the repurchase of fractional shares in connection therewith, we expect to have approximately [210] record holders of our shares of Common Stock upon effectiveness of the Reverse Stock Split, which would enable us to terminate the registration of the Common Stock under the Exchange Act. If the Reverse Stock Split is consummated, we intend, subject to the final approval of the Board, to file with the SEC a Form 15 to deregister our shares. Upon the filing of the Form 15, our obligation to file periodic and current reports under the Exchange Act will be immediately suspended. Deregistration of our shares will be effective 90 days after filing of the Form 15. Upon deregistration of our shares, our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated. We will not be required to file periodic and current reports with the SEC in the future unless we subsequently file another registration statement under the Securities Act of 1933, as amended, or again have record holders of our Common Stock in excess of 300.

Our reasons for proposing the Reverse Stock Split include the following:

Significant Cost and Time Savings. We expect to realize annual cost savings as a result of the termination of the registration of the Common Stock under the Exchange Act, including the accounting, legal, printing and miscellaneous costs associated with being an SEC reporting company, of approximately $[201,000] as follows:

Item	2017 Approximate Costs ($)	Year 1 Est. Savings ($)	Year 2 Est. Savings ($)
Audit and Review	[95,000]	[70,000]	[70,000]
Insurance	[115,960]	[45,960]	[45,960]
Annual Meeting/Proxy	[39,000]	[36,000]	[36,000]
Legal	[36,000]	[30,000]	[30,000]
OTC Market Costs	[36,000]	[19,000]	[19,000]
Estimated Costs of Reverse Stock Split	[0]	[(115,000)]	[0]
TOTAL	[321,960]	[85,960]	[200,960]

The Board considered the cost to the Company of continuing to file periodic reports with the SEC and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to the Company and its stockholders, including its unaffiliated stockholders, of continuing to operate as an SEC reporting company. These external costs, as well as other external costs relating to SEC reporting company status, comprise a significant part of our operating expense. In addition, as a non-SEC reporting company, our management and employees will no longer be required to spend time preparing the periodic and other reports required of SEC reporting companies under the Exchange Act. We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth.

Under the circumstances, the Board determined that the benefits that the Company and its stockholders would typically expect to derive from the Company’s status as an SEC reporting company are not being realized and are not likely to be realized in the foreseeable future. As a result, the Board concluded that the elimination of the costs of complying with the Company’s registration and periodic reporting obligations outweighed the benefits of continuing to incur such costs. The Company is, therefore, undertaking the Reverse Stock Split at this time to save the Company the substantial costs and resources required to comply with the registration and periodic reporting obligations and other obligations associated with operating as an SEC reporting company. The actual savings to be realized from terminating the Company’s registration and periodic reporting obligations, however, may be higher or lower than such estimates.

Absence of Benefit to the Company and Its Stockholders of Being an SEC Reporting Company. We enjoy little benefit from being an SEC reporting company. The benefits of public reporting under the Exchange Act, and the reasons we believe they are currently not significant to our Company and stockholders, include:

●	Liquidity. Our Common Stock is quoted on the OTCQB tier of OTC Markets and does not experience significant trading volume. During calendar-year 2017, the average daily trading volume of our Common Stock was 3,481 shares. Because our Common Stock is currently thinly traded, we do anticipate that our ceasing to be an SEC reporting company will have a significant effect on the liquidity of shares of our Common Stock.

●	Publicly Available Information. We expect to continue to make available financial information concerning our business and operations on our website. Although this will not include all the information that is required to be included in filings with the SEC, it will provide our stockholders with significant information concerning the Company.

●	Lack of Capital From Public Sector. The Company has been unable to take advantage of the capital available through the public markets due to a historically low stock price. As of December 31, 2016, the Company has approximately $51,900,000 of federal NOLs that would be lost if the Company were to issue a significant amount of stock. Further, the Board does not have any present intent to raise capital through sales of the Company’s securities in a public offering or to acquire other business entities using the Common Stock as the consideration for such acquisition.

Liquidity for Small Stockholdings. The Reverse Stock Split will permit our small stockholders (those holding fewer than 15 shares) to liquidate their shares, at a price that we believe is fair, without incurring brokerage commissions.

Substantial Number of Very Small Holders. The Company has over [310] holders of record and a substantial number of stockholders that hold their shares in street name. A large number of these stockholders own less than 15 shares, which is less, and in many cases substantially less, than $[__] in value at current market prices. The Company believes that it is uneconomical for the Company to continue to maintain share positions of such a small size. These small positions will be cashed out as a result of the Reverse Stock Split.

Competitive Disadvantage. As an SEC reporting company with periodic reporting obligations, the Company must publicly report and disclose material information about the Company. Such public disclosures can place the Company at a competitive disadvantage by providing the Company’s competitors with strategic information about the Company’s business, operations and operating results while not having access to similar information about these competitors.

For each of the reasons set forth above, the Board does not believe the costs associated with maintaining the Company’s registration and periodic reporting obligations and maintaining the Company’s stockholder accounts with less than 15 shares are justified. The Board believes that it is in the Company’s best interest and the best interest of the Company’s stockholders as a whole to eliminate the administrative burden and costs associated with maintaining the Company’s registration and periodic reporting obligations and maintaining stockholder accounts of fewer than 15 shares.

Background of the Reverse Stock Split

The Company, a New York corporation, was incorporated in 1961. The Company’s core business is conducted through MTI Instruments, Inc., a wholly-owned subsidiary incorporated in New York on March 8, 2000 (“MTI Instruments”). The Company’s operations are headquartered in Albany, New York where it designs, manufactures, and markets its products globally.

MTI Instruments is a supplier of precision linear displacement solutions, vibration measurement and system balancing solutions, and wafer inspection tools. These tools and solutions are developed for markets that require the precise measurements and control of products processes for the development and implementation of automated manufacturing, assembly, and consistent operation of complex machinery. MTI Instruments conducts research and develops technology to support its existing products and develop new products. We expect to continue to invest in research and development in the future at MTI Instruments as part of our growth strategy.

The primary competitive considerations in MTI Instruments’ markets are product quality, performance, price, timely delivery, responsiveness and the ability to identify, pursue and obtain new customers. MTI Instruments believes that its employees, product development skills, sales and marketing systems and reputation are competitive advantages.

As of September 30, 2017, MTI Instruments’ largest customer is the U.S. Air Force. We also have strong relationships with companies in the electronics, aircraft, aerospace, automotive, semiconductor and research industries.

The Company has incurred significant operating and net losses since our inception. While we had net income for the nine months ended September 30, 2017, we incurred a net loss of $359,000 during the year ended December 31, 2016 and had an accumulated deficit of approximately $120,700,000 as of September 30, 2017. In order to achieve and maintain profitability and improve liquidity, we must successfully achieve all or some combination of the following initiatives: increasing sales, developing new products, controlling operating expenses, managing our cash flows, successfully obtaining new credit facilities, improving operational efficiency and estimating and projecting accurately our liquidity and capital resources.

The Board has from time to time considered the advisability of deregistering the Common Stock under the Exchange Act to avoid the outsized costs, as a percentage of revenues and in relation to the benefits of Exchange Act registration and reporting, of compliance with the requirements of the Exchange Act. As part of its deliberations on this issue, the Board considered the benefits to the Company and its stockholders of the continued registration of the Common Stock and the near term prospects for upsizing the Company, either through internal growth or strategic business combination activity, that might justify the continuing public company costs being incurred by the Company.

At a meeting of the Board on June 11, 2015, the Board members discussed the information provided during the Company’s presentation at its annual meeting of stockholders, held earlier that day, regarding the Common Stock’s undervalued market price and low trading volumes. Following this discussion, in order to provide additional liquidity for stockholders, the Board approved a share repurchase program whereby the Company was authorized to repurchase up to 525,000 shares of Common Stock; this amount represented nearly 10% of the outstanding shares of Common Stock at the time. Due to third quarter 2015 results falling short of expectations, the commencement of the repurchase program was delayed until sufficient resources were available to properly deploy the program (December 2015). Throughout the first quarter of 2016, the share repurchase program yielded less than desired results due to limited availability of shares and volume constraints. After being able to only acquire 10,401 outstanding shares of Common Stock over three months, the Board terminated the share repurchase program at the end of March 2016.

At a meeting of the Board on June 8, 2016, the Board members discussed several opportunities to enhance stockholder value, including potential acquisitions and divestitures, potential cash infusion from lenders, private equity sales and sales of Common Stock to Board members, and other long-range opportunities involving the Company’s assets. On July 26, 2016, the Board convened a special meeting to review a proposed term sheet for an equity investment by Brookstone Partners Acquisition, LLC (“Brookstone Partners”), an affiliate of Brookstone XXIV and an unrelated third party at that time. The Board determined that the term sheet was not in the Company’s best interest and was not accepted. On August 12, 2016, the Board convened another special meeting to discuss a revised term sheet from Brookstone Partners. The Board members also discussed the historical challenges to generating meaningful growth in the Company’s business and share price. At the time, the Company was employing extraordinary measures to conserve cash including furloughs, accelerating receivables, extending payables, and delaying further investments in employees and product development. Meanwhile, the Company was struggling to establish sustainable commercial revenue and its share price languished. The Board discussed the Company’s going concern risk, the lack of capital availability and the need to pursue strategic alternatives more aggressively. In examining strategic alternatives, the Board discussed the Company’s potential value, including its most valuable asset, its NOLs, and the various strategic alternatives available to the Company. Of the opportunities available to the Company, the Board considered the proposed investment by Brookstone Partners as superior due to its extensive experience unlocking the value of tax loss carryforwards, its willingness to invest on attractive terms, and its access to capital and other resources necessary for the Company’s success. As such, the Board agreed to conditionally accept the proposed term sheet from Brookstone Partners, subject to review by counsel. On October 20, 2016, the Company and Brookstone XXIV entered into a stock purchase agreement pursuant to which Brookstone XXIV acquired 3,750,000 shares of Common Stock for $2,737,500. This was done to provide the Company with the resources it needed to generate and execute on new strategic activities, including potential acquisitions, and drive towards its continued goal of increasing stockholder value.

At a meeting of the Board on January 16, 2017, the Board members reviewed and approved an operational reorganization plan to reduce costs and focus near-term initiatives on the Company’s long-standing instrumentation business. On March 15, 2017, the Board met again and discussed the progress towards this reorganization plan and other strategic initiatives available to enhance stockholder value. At a meeting of the Board on June 7, 2017, the Board members discussed the specific costs associated with being an SEC reporting company and reviewed a memorandum from counsel summarizing the advantages and disadvantages of deregistering the Common Stock, potential actions to reduce the number of stockholders, including stockholders of record, the procedure and best practices for deregistration and the estimated costs to deregister. Included in this discussion was management’s estimate of potential cost savings and the impact on acquisitions of deregistering the Common Stock. At a meeting of the Board on September 20, 2017, the Board members again discussed the potential cost savings from deregistering its Common Stock. In addition, legal counsel attended the Board meeting to review their memoranda to the Board on this matter and discussed reasons for potentially deregistering the Common Stock as well as the advantages, risks, disadvantages, potential cost savings and, ultimately, factors for the Board to consider in determining whether such a decision to deregister the Common Stock would be in the best interests of the Company and its stockholders. Management again presented an estimate of cost savings as well as a timetable for possible implementation. After thorough discussion, the Board agreed to continue to evaluate the matter and to discuss at the Board’s next regularly scheduled meeting. At a meeting of the Board on December 13, 2017, the Board members once again discussed the rationale for deregistering the Common Stock, including reduction of SEC reporting and auditing costs, as well as better allocation of management resources to focus on strategic initiatives and operational execution and less time on regulatory reporting. Although the number of our stockholders of record was close to the number that would allow us to deregister the Common Stock (less than 300), various options were analyzed as ways to further reduce the number of stockholders of record to a point that would ensure not only that we could deregister the Common Stock but that future increases in the number of holders of record would be unlikely to increase to an amount that would lift the suspension of our Exchange Act reporting requirements. Management recommended a ratio of 1-to-15, which management believed would reduce the number of stockholders of record to a level sufficiently below 300 and provide an adequate cushion for any increase in the number of stockholders that might occur prior to or after the effectiveness of a reverse stock split. After discussion, including a review of projected costs and potential risks, the Board unanimously agreed to pursue a 1-to-15 reverse stock split and directed that a timetable and draft documentation be prepared.

At a meeting of the Board held on January 11, 2018, the Board members once again discussed the proposed reverse stock split, including the proposed Certificate of Amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, its purposes and reasons, additional effects of a split, advantages and disadvantages, contemplated and attempted alternatives, fairness considerations and the handling of fractional shares after such a split. The Board members again also discussed the anticipated cost savings from deregistration, including reduction of SEC reporting and auditing costs and a more effective allocation of management resources to focus on strategic initiatives and operational execution with less time on regulatory reporting, and reviewed a current timetable for implementation. After such discussions, the Board unanimously determined that the Reverse Stock Split is procedurally and substantively fair and in the best interests of the Company and its stockholders, including the unaffiliated stockholders, and unanimously approved the Certificate of Amendment to effect the Reverse Stock Split.

For a further discussion of the fairness of the Reverse Stock Split, see “Special Factors – Fairness of the Reverse Stock Split” immediately below.

Fairness of the Reverse Stock Split

The Board believes that the Reverse Stock Split is fair to the unaffiliated stockholders of the Company, including the unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders. After consideration of all aspects of the Reverse Stock Split, as described below, the Board unanimously approved the Reverse Stock Split. Except for such approval, we are not aware that any of our affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse Stock Split.

Substantive Fairness Discussion

The Board considered, among other things, the factors listed below, in reaching its conclusion as to the substantive fairness of the Reverse Stock Split to our unaffiliated stockholders, including both unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Board did not assign specific weight to any factors it considered, nor did it apply them in a formulaic fashion, although the Board particularly noted the opportunity in the Reverse Stock Split for stockholders to cash out their holdings at a fair price, as well as the significant cost and time savings for us resulting from the Reverse Stock Split, which will benefit our Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Board in reaching its determinations.

Fairness of the Cash Consideration.  In determining the substantive fairness of the Reverse Stock Split, the Board also considered whether the Cash Consideration constitutes fair market value in relation to current and historical price levels of the Common Stock, the Company’s net book value and Brookstone XXIV’s purchase of Common Stock from the Company in 2016. Assuming the Reverse Stock Split became effective on the Record Date, the Cash Consideration would be $[__] (calculated based on the average of the daily closing prices of the Common Stock for the 60 trading days ending on the trading day immediately preceding the Record Date). The assumed Cash Consideration is greater than the Company’s net book value per share as of September 30, 2017 of $0.49. The assumed Cash Consideration is also within the range of short term historical closing prices of the Common Stock, which has traded at price levels as high as $[1.84] per share and as low as $[0.80] per share since January 1, 2017.  The assumed Cash Consideration is also greater than the $0.73 per share purchase price Brookstone XXIV paid for its current ownership interest in the Company on October 26, 2016, as discussed in further detail in “Information About Brookstone XXIV and its Affiliates – Past Contacts, Transactions, Negotiations and Agreements” beginning on page 55.  Except for this transaction and as otherwise disclosed in this proxy statement, neither the Company nor its affiliates repurchased (excluding open market purchases by officers and directors) any shares of Common Stock and the Company is not aware of any firm offers during the past two years for the merger or consolidation with or into the Company, sale or transfer of a substantial part of the assets of the Company, or a purchase of the Company’s securities that would enable the holder to control the Company.  Although the actual Cash Consideration will be based on the share price performance of the Common Stock during the 60 trading days ending on the trading day immediately prior to the effective date of the Reverse Stock Split and, therefore, is not currently known, the Company does not believe the current stock price will materially appreciate or decrease at any time during the foreseeable future.  For these reasons, the Company believes the Cash Consideration will constitute fair market value.

Equal Treatment of Affiliated and Unaffiliated Holders of Our Shares. The Reverse Stock Split will not be applied to holders of our shares differently on the basis of affiliate status. The sole determining factor in whether a stockholder will be a cashed out holder or a continuing holder of our Common Stock as a result of the Reverse Stock Split is the number of shares of Common Stock held by the stockholder immediately prior to the Reverse Stock Split. Based on the number of shares of Common Stock held by each of our affiliates, however, as a practical matter no affiliated stockholders will be entirely cashed out in the Reverse Stock Split and they will all remain stockholders of the Company.

Potential Ability to Remain a Holder of or Liquidate Our Shares. Current stockholders who own fewer than 15 shares of Common Stock can remain stockholders of the Company by acquiring additional shares so that they own at least 15 shares immediately before the Reverse Stock Split. Conversely, stockholders that own 15 or more shares and desire to liquidate all of their shares in connection with the Reverse Stock Split (at the price offered by us) can reduce their holdings to less than 15 shares by selling shares prior to the Reverse Stock Split. There can be no assurance that a stockholder will be able to acquire or sell sufficient shares to control whether such stockholder remains a stockholder following the effective date of the Reverse Stock Split. Due to these concerns, the Board did not place undue influence on this factor.

Procedural Fairness Discussion

The Board understands that our directors and executive officers and Brookstone XXIV have indicated that they intend to vote the shares of Common Stock over which they have voting power in favor of the Reverse Stock Split and that, if they do so, the Reverse Stock Split will be approved if holders of just an additional [6.9]% of the outstanding shares of Common Stock vote in favor of the proposal. The Board determined, however, not to condition the approval of the Reverse Stock Split on approval by a majority of unaffiliated stockholders. The Board noted that affiliated and unaffiliated stockholders will be treated equally in the Reverse Stock Split. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Reverse Stock Split. Furthermore, a vote of the majority of unaffiliated stockholders is not required under New York law. Finally, the Board did not believe that it was practicable to structure the transaction to require approval of a majority of our unaffiliated stockholders given the historically low rate of stockholder participation and return of proxy cards with respect to prior stockholder meetings.

We did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or preparing a report covering the fairness of the Reverse Stock Split. The Board did not appoint a special committee of independent directors or obtain a fairness report, opinion, appraisal, or other independent assessment of the fairness of the terms of the Reverse Stock Split or the value of the Company’s Common Stock.

The Board noted that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Reverse Stock Split. Therefore, the Board made no specific provision to grant unaffiliated stockholders access to the Company’s corporate files, except as may be required by the New York Business Corporation Law, or to obtain counsel or appraisal services at the Company’s expense.

Disadvantages of the Reverse Stock Split

The Board also considered the disadvantages of the Reverse Stock Split, including those set forth below.

No Participation in Future Growth by Cashed Out Stockholders. After the Reverse Stock Split, holders of less than 15 shares of Common Stock will no longer have any ownership interest in the Company and will not participate in any future earnings and growth of the Company.

Reduction in Information about the Company. After completion of the Reverse Stock Split, we will cease to file annual, quarterly, current, and other reports and documents with the SEC. While we intend to continue to prepare audited annual financial statements and unaudited quarterly financial statements and to make certain of those financial statements available to stockholders through our website, we will not be under any continuing obligation to do so. We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, Continuing Stockholders will have access to less information about us and our business, operations, and financial performance.

Limited Liquidity. While we anticipate that our Common Stock will continue to be quoted on OTC Markets following the effectiveness of the Reverse Stock Split, such continued quotation will depend upon whether any broker-dealers commit to make a market for the Common Stock, and therefore we cannot guarantee that the Common Stock will continue to be quoted on OTC Markets. In addition, because of the possible decrease in the already limited liquidity of the Common Stock, the suspension of our obligation to publicly disclose financial and other information following the Reverse Stock Split, and the deregistration of the Common Stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their Common Stock.

Continuing Stockholders Including Affiliated Stockholders Will Increase Their Percentage Ownership Interest in the Company. After giving effect to the Reverse Stock Split and based on information and estimates of ownership of shares of Common Stock as of the Record Date and the net book value of the Company for the period ended September 30, 2017, Brookstone XXIV’s interest in the net book value of the Company as of September 30, 2017 would have increased by approximately $7,000, or 0.36%. After giving effect to the Reverse Stock Split and based on information and estimates of ownership of shares of Common Stock as of the Record Date and net earnings of the Company for the period ended September 30, 2017, Brookstone XXIV’s interest in the net earnings of the Company for the period ended September 30, 2017 would have increased by approximately $400, or 0.36%.

Reporting Obligations of Certain Insiders. Our executive officers, directors and 10% stockholders (currently, Brookstone XXIV is our only 10% stockholder) will no longer be required to file reports relating to their transactions in our Common Stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the short-swing profits recovery provisions of the Exchange Act, and persons acquiring more than 5% of our Common Stock will no longer be required to report their beneficial ownership under the Exchange Act.

Reduced Cash on Hand. We estimate that the cost of payment to stockholders receiving Cash Consideration, professional fees, transfer agent costs and other expenses of the Reverse Stock Split will total approximately $[_____] based on various assumptions discussed in further detail in this proxy statement. As a result, immediately after the Reverse Stock Split, our cash balances on hand will be reduced by the costs incurred in the Reverse Stock Split.

Filing Requirements Reinstated. The filing of the Form 15 will result in the suspension, not the termination, of our filing obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 300 stockholders of record. Thus, subsequent to the time the Form 15 is filed, if on the first day of any fiscal year we have more than 300 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

No Appraisal Rights. Under New York law, our Certificate of Incorporation and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who object to the Reverse Stock Split.

Reduced Management Incentive. The lack of liquidity typically associated with stock of a non-reporting issuer may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain executive talent. Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. The Board did not view this as a significant factor because of the current limited liquidity of the Common Stock.

Less Attractive Acquisition Currency. Stock that is registered with the SEC is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the SEC reporting company. The Board recognized that this may not be a significant disadvantage, however, because we have not historically utilized our stock as currency in acquisitions.

Reduced Equity Capital Raising Opportunities. One of the primary reasons many companies “go public” is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to non-SEC reporting companies. Following the Reverse Stock Split, since we will no longer file periodic and other reports under the Exchange Act, it will likely be more costly and time consuming for us to raise equity capital from public or private sources. The Board has concluded that this may be of little significance to us since this has not been, and is not expected to be, an action that we would wish to pursue for the foreseeable future.

Loss of Prestige. SEC reporting companies are often viewed by stockholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, SEC reporting companies are often followed by analysts who publish reports on their operations and prospects. Companies that lose status as an SEC reporting company may risk losing prestige in the eyes of the public, the investment community and key constituencies. The Board believed, however, that this was not a significant factor in considering whether to undertake the Reverse Stock Split due to the fact that we do not currently enjoy research analyst coverage or similar media attention.

Alternatives Considered

The Board considered other methods of effecting a transaction that would allow us to deregister our Common Stock, but ultimately rejected each of these alternatives and determined that the Reverse Stock Split was preferable to the other alternatives.

When considering the various alternatives to the Reverse Stock Split, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 300 record owners of our Common Stock, thus allowing us to achieve our objective of terminating registration of our Common Stock under the Exchange Act, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

●	Issuer Tender Offer. Under this alternative, we would offer to purchase a set number of shares of our Common Stock according to a specific timetable. Because of the requirement in an issuer tender offer to treat tendering stockholders ratably, shares would have to be repurchased on a pro rata basis and, as a result, there would be no assurance that enough stockholders would tender all of their shares of Common Stock to reduce the number of record holders of Common Stock to fewer than 300. Additionally, the cost of effecting an issuer tender offer would likely be greater than the cost of implementing the Reverse Stock Split since partial tenders by larger holders would require payment for tendered shares without reducing the number of record holders. If the number of record holders remained in excess of 300, we would have to resort to a reverse stock split to eliminate additional record holders. In light of the indeterminate number of shares necessary to accomplish the objective of a deregistration transaction under this alternative, the cost of doing so was determined to be too uncertain and most likely significantly in excess of the cost associated with the Reverse Stock Split.

●	Odd Lot Tender Offer. Unlike a traditional issuer tender offer, an odd lot tender offer would be offered only to stockholders owning a set number (or fewer) of shares of Common Stock. Because the tender of shares would be at the option of each individual stockholder, however, there could be no assurance that enough stockholders would participate so as to reduce the number of record holders to fewer than 300. While the timeframe for completing an odd lot tender offer could be shorter than the period of time involved in accomplishing the Reverse Stock Split and could be less expensive, the Board opted for the Reverse Stock Split because of the lack of assurance that an odd lot tender offer would produce the intended result.

●	Purchase of Shares on the Open Market. We have the ability to make periodic repurchases of our Common Stock in the open market. This alternative, however, would take an extended amount of time to complete and, as it would be voluntary, there would be no assurance of acquiring sufficient shares to reduce the number of record holders to fewer than 300. The cost of such a method would also be undeterminable.

For the reasons discussed above, the Board unanimously agreed that the Reverse Stock Split was the most expeditious and economical way of effecting a transaction that would allow us to deregister our Common Stock.

Recommendation of the Board

At a meeting held on January 11, 2018, based on the foregoing analyses, including a consideration of the disadvantages of the Reverse Stock Split, the Board unanimously determined that the Reverse Stock Split is procedurally and substantively fair to and in the best interests of the Company and its unaffiliated stockholders and unanimously approved the Reverse Stock Split, and recommends that you vote “FOR” approval of the Reverse Stock Split.

Fairness Determination by Brookstone XXIV

Brookstone XXIV, the largest stockholder of the Company, may be deemed to be subject to Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions and is a “filing person” for purposes of Schedule 13E-3, along with the Company. Brookstone XXIV has adopted the analyses and conclusions of the Board and has concluded that the Reverse Stock Split is substantively and procedurally fair to the Company’s affiliated and unaffiliated stockholders, including Cashed Out Stockholders and Continuing Stockholders. Brookstone XXIV relied on the factors analyzed by the Board as described in the above section of the proxy statement entitled “Special Factors – Fairness of the Reverse Stock Split” beginning on page 23. To Brookstone XXIV’s knowledge, none of the Company’s affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse Stock Split.

Effects of the Reverse Stock Split

Generally

The Board is soliciting stockholder approval for the Reverse Stock Split. If approved by the stockholders and implemented by the Board, we anticipate that the Reverse Stock Split will be effected as soon as possible after the date of the Special Meeting, on the date the Company files a Certificate of Amendment to our Certificate of Incorporation with the Department of State of the State of New York, or on any later date that the Company may specify in such Certificate of Amendment.

At the Special Meeting, stockholders are being asked to consider and vote upon a proposal to amend our Certificate of Incorporation to effect the Reverse Stock Split. A copy of the proposed Certificate of Amendment to our Certificate of Incorporation for the Reverse Stock Split is attached as Annex A.

If the Reverse Stock Split is completed, the following will occur:

●	Each holder of record immediately before the effective time who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split will receive, in lieu of such fractional share, an amount in cash equal to the product of such fraction multiplied by the average of the closing prices of the Common Stock (as adjusted to reflect the Reverse Stock Split) for the 60 trading days ending on the trading day immediately before the effective date of the Reverse Stock Split (or, in the event the Common Stock is not traded on such date, such closing price on the next preceding day on which the Common Stock is traded), subject to any applicable U.S. federal, state and local withholding tax, without interest (referred to herein as the Cash Consideration). Accordingly:

o	stockholders who own of record fewer than 15 shares of Common Stock before the Reverse Stock Split (referred to herein as Cashed Out Stockholders) (i) will cease to be stockholders of the Company and (ii) will receive the Cash Consideration in exchange for all their shares of Common Stock; and

o	stockholders who own of record 15 or more shares of Common Stock before the Reverse Stock Split (referred to herein as Continuing Stockholders) (i) will remain stockholders of the Company, (ii) will continue to own one whole share of Common Stock for each 15 shares they previously owned and (iii) will receive the Cash Consideration for any fractional shares of Common Stock they would otherwise be entitled to as a result of the Reverse Stock Split.

●	We expect to have fewer than 300 stockholders of record of our Common Stock following the Reverse Stock Split and, therefore, to be eligible to terminate registration of our Common Stock with the SEC, which would suspend our obligation to continue filing annual, periodic and current reports and other filings required under the federal securities laws that are applicable to SEC reporting companies.

●	There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our Common Stock prior to the Reverse Stock Split and our Common Stock after the Reverse Stock Split.

Effects on the Company

Upon completion of the Reverse Stock Split, we anticipate that we will have fewer than 300 stockholders of record of our Common Stock and will therefore be eligible to terminate the registration of our Common Stock with the SEC and become a non-SEC reporting company. In determining whether the number of our stockholders of record falls below 300 as a result of the Reverse Stock Split, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act, as discussed above. Based on information available to us as of the Record Date, we expect that as a result of the Reverse Stock Split the number of our stockholders of record would be reduced to approximately [210].

We may terminate the registration of our Common Stock upon application to the SEC if there are fewer than 300 stockholders of record of our Common Stock. If the Reverse Stock Split is consummated and, as expected, we will have fewer than 300 stockholders of record, we intend to promptly file with the SEC a Form 15 making a certification to that effect. Our obligation to file periodic and current reports as a result of our Common Stock’s registration under the applicable provisions of the Exchange Act will be suspended immediately upon the filing of the Form 15. After the 90-day waiting period following the filing of the Form 15:

●	our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act also will be terminated;

●	our executive officers, directors and 10% stockholders no longer will be required to file reports relating to their transactions in our Common Stock with the SEC and no longer will be subject to the recovery of short-swing profits provisions of the Exchange Act; and

●	persons acquiring more than 5% of our Common Stock no longer will be required to report their beneficial ownership under the Exchange Act.

Following the filing of the Form 15 with the SEC, however, if on the first day of any fiscal year we have more than 300 stockholders of record we once again will become subject to the reporting requirements of the Exchange Act. Also, we will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

We anticipate that following the Reverse Stock Split we will continue to operate as we have done prior to the Reverse Stock Split.

We estimate that the Reverse Stock Split will result in the retirement of approximately [40,000] shares of Common Stock at a cost of approximately $[____] per share, which is an assumed price calculated based on the average of the daily closing prices of the Common Stock for the 60 trading days ending on the trading day immediately before the Record Date. Including expenses for the Reverse Stock Split, the Company estimates that the total cost of the Reverse Stock Split to us, including fees and expenses for the various legal and other advisers, will be approximately $[_____]. This total amount could be larger or smaller depending on, among other things, the actual price levels of our Common Stock during the 60 trading days ending on the trading day prior to the effective date of the Reverse Stock Split and the number of fractional shares that stockholders would actually otherwise be entitled to upon effectiveness of the Reverse Stock Split as a result of purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective date of the Reverse Stock Split. Our cash balances will be reduced accordingly. The cash to be paid to stockholders receiving the Cash Consideration and the other costs of the Reverse Stock Split will be paid from cash on hand. See “Special Factors – Source of Funds and Expenses” on page 44.

We expect that our Common Stock will continue to be quoted on the OTCQB tier of OTC Markets following consummation of the Reverse Stock Split. No assurance can be given, however, that the Common Stock will be eligible for quotation on the OTCQB tier, in which case we anticipate that the Common Stock would be quoted on the lower OTC Pink tier of OTC Markets. Further, although we anticipate that the Common Stock will continue to be quoted on OTC Markets following the Reverse Stock Split, there can be no assurance that any broker-dealer will be willing to continue to act as a market maker for the Common Stock after the Reverse Stock Split and, therefore, that the Common Stock will continue to be so quoted.

OTC Markets is a quotation service that collects and publishes market maker quotes for over-the-counter securities. OTC Markets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies. There is no assurance that there will be any quotations of our Common Stock on OTC Markets after the Reverse Stock Split or that they will continue for any length of time.

Effects on the Cashed Out Stockholders

Stockholders holding fewer than 15 shares of Common Stock immediately prior to the effective date of the Reverse Stock Split will cease to be stockholders of the Company. They will lose all rights associated with being a stockholder, such as the right to attend and vote at stockholder meetings and receive dividends and distributions. The shares of Common Stock held by these stockholders will be converted into a fractional share for which the holder will be entitled to receive, in lieu of such fractional share, an amount in cash equal to the product of such fraction multiplied by the average of the closing prices of the Common Stock (as adjusted to reflect the Reverse Stock Split) for the 60 trading days ending on the trading day immediately before the effective date of the Reverse Stock Split (or, in the event the Common Stock is not traded on such date, such closing price on the next preceding day on which the Common Stock is traded), subject to any applicable U.S. federal, state and local withholding tax, without interest. These stockholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the effective date of the Reverse Stock Split, we will send a transmittal letter explaining to such stockholders how they can surrender their stock certificates in exchange for the Cash Consideration. The length of time between the effective date of the Reverse Stock Split and the date on which a Cashed Out Stockholder will receive the Cash Consideration they are entitled to will depend, in part, on the amount of time taken by such stockholder to return his or her stock certificate(s) with a properly completed letter of transmittal. No cash payment will be made to any such stockholder until he, she or it has surrendered his, her or its outstanding stock certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of stock certificates in accordance with the terms of the letter of transmittal, stockholders should receive the Cash Consideration they are entitled to promptly. No interest will be paid on the Cash Consideration at any time.

The number of shares of Common Stock held by a stockholder of record in two or more separate accounts will be combined to determine the number of shares of our Common Stock owned by such stockholder and, accordingly, whether the stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Shares held by stockholders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. We intend to treat stockholders holding our Common Stock in street name in the same manner as record holders. Prior to the effective date of the Reverse Stock Split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the Reverse Stock Split for their beneficial holders. These banks, brokers and other nominees may, however, have different procedures than registered stockholders for processing the Reverse Stock Split. Also, a stockholder owning 15 or more shares of Common Stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain one of our stockholders after the Reverse Stock Split, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date of the Reverse Stock Split. Conversely, if you hold an account with less than 15 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

Effects on the Continuing Stockholders

Stockholders holding 15 or more shares of Common Stock immediately prior to the effective date of the Reverse Stock Split will continue to be stockholders of the Company, will continue to own one whole share of Common Stock for each 15 shares they previously owned and will receive the Cash Consideration for any fractional shares of Common Stock they would otherwise be entitled to as a result of the Reverse Stock Split.

Continuing Stockholders may experience reduced liquidity of their shares of Common Stock. While we anticipate that our Common Stock will continue to be quoted on the OTCQB tier of OTC Markets, however, no assurance can be given that the Common Stock will be eligible for quotation on the OTCQB tier, in which case we anticipate that the Common Stock would be quoted on the lower OTC Pink tier of OTC Markets.

Continuing Stockholders will not receive or have access to the same financial and other business information about us that they would if we continued to make public disclosures pursuant to the Exchange Act. While we intend to continue to prepare audited annual financial statements and unaudited quarterly financial statements and to make certain of those financial statements available to our stockholders through our website, we will not be under any continuing obligation to do so. Continuing Stockholders will continue to have the right, upon written request, to receive certain information in appropriate circumstances, to the extent provided by New York law, including, for example, the right to view and copy our stock ledger, a list of our stockholders and other books and records, provided that the requesting party is a stockholder, makes the request in the form required by statute, and does so for a proper purpose.

In addition, the Board believes that, following the Reverse Stock Split, the Continuing Stockholders will benefit from the savings in direct and indirect operating costs to the Company resulting from us no longer being required to maintain our SEC reporting company status, as described above. Our Continuing Stockholders will be the beneficiaries of these savings. See “Special Factors – Purposes of and Reasons for the Reverse Stock Split” beginning on page 17. Continuing Stockholders will have the opportunity to participate in our future growth and earnings, if any, as we go forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.

Additional Effects on the Affiliated Continuing Stockholders

Our affiliates, consisting of our directors, our executive officers and Brookstone XXIV, will participate in the Reverse Stock Split to the same extent as non-affiliates. Based on the number of shares of Common Stock held by each of our affiliates, however, as a practical matter no affiliated stockholders will be entirely cashed out in the Reverse Stock Split and they will all remain stockholders of the Company.

Upon the effectiveness of the Reverse Stock Split, the aggregate number of shares of our Common Stock owned by our current directors and executive officers and Brookstone XXIV will be reduced proportionately by the Reverse Stock Split ratio of 1-for-15 (subject to the cashing out of fractional shares) and the beneficial ownership percentage of the shares of our Common Stock held by our directors and executive officers and by Brookstone XXIV will increase by approximately [___]% from [___]% to [___]% as a result of the reduction of the number of shares of our Common Stock outstanding (subject to the cashing out of fractional shares). The number of shares to be cashed out in the Reverse Stock Split may vary from the estimate above, and the beneficial ownership percentage of our shares of Common Stock held by our current directors and executive officers and Brookstone XXIV and the beneficial ownership percentage of the Continuing Stockholders after the Reverse Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective date of the Reverse Stock Split, and depending on the number of shares held in street name that are actually cashed out in the Reverse Stock Split.

Effects on Option Holders

Upon effectiveness of the Reverse Stock Split, any options under the Company’s Amended and Restated 2006 Equity Incentive Plan, the Company’s 2012 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan will have their number of shares and exercise prices adjusted proportionately to give effect to the 1-for-15 Reverse Stock Split, with any fractional shares resulting from such adjustment rounded to the nearest whole number. The vesting schedule for the options will remain unchanged.

Conduct of Our Business after the Reverse Stock Split

Except as described in this proxy statement neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of our assets, a change in management, a material change in our indebtedness or capitalization, or any other material change in our corporate structure or business. We expect to conduct our business and operations after the effective date of the Reverse Stock Split in substantially the same manner as currently conducted.

Except as described in this proxy statement with respect to the use of funds to finance the Reverse Stock Split and related costs and our plans to deregister our Common Stock under the Exchange Act, the Reverse Stock Split is not anticipated to have a material effect upon the conduct of our business. We intend, however, to continue to evaluate and review our businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate.

By way of example, we may determine to propose additional reverse stock split transactions in the future, depending on whether the Board determines that the transaction would be cost-effective to us. Factors that the Board would consider at the time include the number of our stockholders, the trading price of our Common Stock, the cost of cashing out fractional shares and of the reverse stock split generally, cost savings to the Company anticipated from the reverse stock split and strategic alternatives at the time available to the Company. We have no present intention of proposing any additional reverse stock splits. We also intend to continue to explore from time to time acquisitions and other business opportunities to expand or strengthen our businesses. In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes that we then consider to be in our best interests and in the best interests of Continuing Stockholders after the Reverse Stock Split. We may also explore opportunities for business combinations in which the Company may be acquired or our stockholders would not constitute a majority of the stockholders of the surviving corporation. There are currently no plans to enter into any such transactions or any other transactions that would require stockholder approval. In addition, our executive officers and directors are expected to retain their respective positions with us following the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

General

The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split to the Company and its stockholders. This discussion is based on the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, or differing interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address any aspects of state, local, or non-U.S. laws or federal laws other than those relating to U.S. federal income taxation and is not a complete analysis or description of all of the possible tax consequences of the Reverse Stock Split or of the ownership or disposition of Common Stock. In addition, this discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split, including, without limitation, the exercise or cancellation of options to purchase Common Stock.

This discussion addresses only holders that own their Common Stock, and will own their Common Stock, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, including, for example, the following holders:

•	a bank or other financial institution;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding shares as part of a straddle, hedge, constructive sale, integrated transaction, or conversion transaction;

•	an S corporation or other pass-through entity or an investor in an S corporation or other pass-through entity;

•	a U.S. expatriate;

•	a person who is liable for the alternative minimum tax;

•	a broker-dealer or trader in securities;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a trader in securities who has elected the mark-to-market method of accounting for its securities; and

•	a person who received Common Stock through the exercise of employee stock options, through a tax qualified retirement plan, or otherwise as compensation.

No ruling has been requested from the Internal Revenue Service (the “IRS”) in connection with the Reverse Stock Split or any related transactions. Accordingly, the discussion below is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Reverse Stock Split or any related transactions.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Common Stock that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is any beneficial owner of Common Stock that is not a U.S. Holder (Non-U.S. Holders together with U.S. Holders, collectively, the “Holders”).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Common Stock, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences to you on the Reverse Stock Split.

ALL HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE TRANSACTION.

Tax Consequences of the Reverse Stock Split to U.S. Holders

In General

In general, except to the extent of any Cash Consideration received in the Reverse Stock Split, no U.S. Holder should recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes, and a U.S. Holder should have the same adjusted tax basis and holding period in its Common Stock as such holder had immediately prior to the Reverse Stock Split.

U.S. Holders Receiving Cash Consideration in Exchange for Common Stock in the Reverse Stock Split.

A U.S. Holder’s receipt of Cash Consideration in exchange for Common Stock in the Reverse Stock Split generally will be a taxable transaction to such holder for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. Under Section 302 of the Code, a U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a “sale or exchange” of such stock for U.S. federal income tax purposes if the exchange (i) results in a “complete termination” of the U.S. Holder’s equity interest in the Company under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder under Section 302(b)(2) of the Code, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder under Section 302(b)(1) of the Code, each as described below (collectively, the “Section 302 Tests”). A U.S. Holder’s contemporaneous dispositions or acquisitions of Common Stock (or individuals or entities related to such U.S. Holder) may be deemed to be part of a single integrated transaction and may be taken into account in determining whether a Section 302 Test has been satisfied.

A U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is a “complete termination” of the U.S. Holder’s equity interest in the Company under Section 302(b)(3) of the Code if, in connection with the Reverse Stock Split, either (i) the U.S. Holder, either actually or constructively, owns no Common Stock immediately after the exchange, or (ii) the U.S. Holder actually owns no Common Stock immediately after the exchange and, with respect to Common Stock constructively owned by the U.S. Holder immediately after such exchange, the U.S. Holder is eligible to waive, and effectively waives, constructive ownership of all such Common Stock under the procedures described in Section 302(c) of the Code.

A U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is a “substantially disproportionate” redemption with respect to the U.S. Holder under Section 302(b)(2) of the Code if (i) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of all classes of the Company’s stock entitled to vote, and (ii) the percentage of voting shares actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of voting shares actually and constructively owned by such U.S. Holder immediately prior to such exchange.

Even if a U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split fails to qualify as a “complete termination” or a “substantially disproportionate” redemption, as described above, a U.S. Holder’s exchange may nevertheless be treated as “not essentially equivalent to a dividend” with respect to the U.S. Holder under Section 302(b)(1) of the Code if the U.S. Holder’s exchange results in a “meaningful reduction” in the U.S. Holder’s interest in the Company. Whether a U.S. Holder’s exchange is treated as “not essentially equivalent to a dividend” depends upon the U.S. Holder’s particular facts and circumstances. The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction” for this purpose.

As indicated above, special “constructive ownership” rules apply in determining whether any of the Section 302 Tests has been satisfied. Under these rules, a U.S. Holder is treated as owning not only the Common Stock actually owned by such U.S. Holder, but also the Common Stock that is “constructively” owned (within the meaning of Section 318 of the Code) by such U.S. Holder. In very general terms, a U.S. Holder may “constructively” own Common Stock actually owned, and in some cases constructively owned, by certain members of such U.S. Holder’s family (except that, in the case of a “complete termination,” a U.S. Holder may waive, under certain circumstances, attribution from family members) and by certain entities (such as corporations, partnerships, trusts and estates) in which the U.S. Holder has an equity interest, as well as any Common Stock the U.S. Holder has an option to purchase.

Sale or Exchange Treatment. If any one of the three Section 302 Tests described above is satisfied (i.e., the U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a “sale or exchange” for U.S. federal income tax purposes), a U.S. Holder recognizes gain or loss in an amount equal to the difference, if any, between the amount of any Cash Consideration received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the Common Stock exchanged in the Reverse Stock Split. In general, a U.S. Holder’s adjusted tax basis in its Common Stock will be equal to the U.S. Holder’s cost of acquiring the Common Stock. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock exchanged in the Reverse Stock Split exceeds one year as of the date of the exchange. Certain non-corporate U.S. Holders (including individuals) are currently subject to reduced rates of U.S. federal income tax in respect of long-term capital gain. A U.S. Holder’s ability to deduct capital losses is subject to limitations under the Code. A U.S. Holder must calculate gain or loss separately for each block of Common Stock (generally, Common Stock acquired at the same cost in a single transaction) exchanged in the Reverse Stock Split.

Distribution Treatment. If none of the Section 302 Tests described above are satisfied, a U.S. Holder is treated as receiving a distribution with respect to such U.S. Holder’s Common Stock in an amount equal to the Cash Consideration received by such U.S. Holder in the Reverse Stock Split. The distribution is treated as a dividend to the extent of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Provided that certain holding period requirements are satisfied, any portion of a distribution that is treated as a dividend generally will constitute “qualified dividend income.” Non-corporate U.S. Holders (including individuals) are currently subject to reduced rates of U.S. federal income tax in respect of “qualified dividend income.” The amount of any distribution in excess of the Company’s current or accumulated earnings and profits would be treated as a tax-free return of the U.S. Holder’s adjusted tax basis in its Common Stock, and thereafter as gain from the sale or exchange of the Common Stock.

If a corporate U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a dividend, the corporate U.S. Holder may be eligible for a dividends received deduction (subject to applicable exceptions and limitations). Corporate U.S. Holders should consult their tax advisors regarding whether a dividend-received deduction is available to them.

If a U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a dividend, the IRS may take the position that another U.S. Holder, including a U.S. Holder that does not participate in such exchange, receives a constructive distribution under Section 305(c) of the Code if such other U.S. Holder’s interest in the earnings or assets of the Company increases as a result of the exchange. Such a constructive distribution would be treated as a dividend to the extent of the Company’s current or accumulated earnings and profits. All U.S. Holders are urged to consult their own tax advisors regarding the possibility of constructive distributions resulting from the exchange of Common Stock for Cash Consideration in the Reverse Stock Split.

The determination of whether a corporation has current or accumulated earnings or profits is complex and the legal standards to be applied are subject to uncertainties and ambiguities. Additionally, whether a corporation has current earnings and profits cannot be determined until the end of the taxable year. Accordingly, if an exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a distribution rather than a sale or exchange under Section 302 of the Code, the extent to which a distribution is treated as a dividend is unclear.

Net Investment Income Tax. Certain non-corporate U.S. Holders (including individuals, estates and trusts) may be subject to a 3.8% tax on all or some portion of such holder’s “net investment income” to the extent it exceeds certain thresholds. For this purpose, “net investment income” generally will include any capital gain recognized on an exchange of Common Stock for Cash Consideration in the Reverse Stock Split (including any income treated as a dividend). U.S. Holders should consult their tax advisors as to the application of the net investment income tax to them.

Tax Consequences of the Reverse Stock Split to Non-U.S. Holders

The U.S. federal income tax rules governing Non-U.S. Holders are complex, and the following is a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the Reverse Stock Split. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the Reverse Stock Split.

In general, except to the extent of any Cash Consideration received in the Reverse Stock Split, no Non-U.S. Holder should recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes, and a Non-U.S. Holder should have the same adjusted tax basis and holding period in its Common Stock as such holder had immediately prior to the Reverse Stock Split.

Withholding for Non-U.S. Holders. See the discussion below under “– Distribution Treatment” with respect to the application of U.S. federal income tax withholding to payments made to Non-U.S. Holders pursuant to the exchange.

Sale or Exchange Treatment. If any one of the three Section 302 Tests described above is satisfied (i.e., the Non-U.S. Holder’s exchange of Common Stock for Cash Consideration in the Reverse Stock Split is treated as a “sale or exchange” for U.S. federal income tax purposes), any gain realized by a Non-U.S. Holder generally is not subject to U.S. federal income tax unless:

•	such gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year that includes the exchange offer and certain other conditions are satisfied; or

•	the Company is or has been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the exchange of Common Stock for Cash Consideration in the Reverse Stock Split and (ii) the Non-U.S. Holder’s holding period in the Common Stock, and the Non-U.S. Holder held (directly, indirectly or constructively), at any time during such period, more than 5% of the outstanding Common Stock.

If the Non-U.S. Holder’s gain is described in the first bullet above, such Non-U.S. Holder generally is subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of Common Stock and, in the case of a foreign corporation, may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If the Non-U.S. Holder is described in the second bullet above, such Non-U.S. Holder generally is subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any gain, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder.

If the Company meets the criteria described in the third bullet above, a Non-U.S. Holder (other than a Non-U.S. Holder owning more than 5% of the outstanding Common Stock) generally is not subject to U.S. federal withholding tax as a result of the Company’s meeting such criteria but is subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of Common Stock. Although there can be no assurances in this regard, the Company does not believe that it is or was a USRPHC for U.S. federal income tax purposes during the applicable five-year period.

Distribution Treatment. If none of the Section 302 Tests described above are satisfied, a Non-U.S. Holder is treated as receiving a distribution by the Company with respect to such Non-U.S. Holder’s Common Stock in an amount equal to the Cash Consideration received in exchange for Common Stock in the Reverse Stock Split. The characterization of such distribution for U.S. federal income tax purposes as a dividend, tax-free return of capital or as gain from the sale or exchange of the Common Stock is determined in the same manner as is described above under “- Tax Consequences of the Reverse Stock Split to U.S. Holders – Distribution Treatment.”

Except as described below, a dividend paid to a Non-U.S. Holder generally is subject to U.S. federal withholding tax at a 30% rate or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the Non-U.S. Holder is eligible for a lower income tax treaty rate, the Company (or its paying agent) generally is required to withhold at a 30% rate (rather than the lower income tax treaty rate) on a dividend payment to a Non-U.S. Holder unless the Non-U.S. Holder has furnished to the Company (or its paying agent) a properly executed IRS Form W-8BEN or W-8BEN-E (or other appropriate Form W-8 or any successor forms) certifying that such Non-U.S. Holder is entitled to benefits under the income tax treaty. Additional certification requirements apply if a Non-U.S. Holder holds its Common Stock through a foreign partnership or a foreign intermediary. If a Non-U.S. Holder is eligible for a reduced rate of withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.

A dividend paid to a Non-U.S. Holder that is “effectively connected” with its conduct of a trade or business within the United States, and, if required by an income tax treaty, attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States, is not subject to the withholding tax described above, provided that the Non-U.S. Holder furnishes to the Company (or its paying agent) a properly executed IRS Form W-8ECI (or acceptable substitute form) upon which the Non-U.S. Holder represents, under penalties of perjury, that (i) the Non-U.S. Holder is a non-U.S. person, and (ii) the dividend is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States and is includable in its gross income. Any such dividend generally is subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder. In addition, any such dividend received by a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

FATCA Withholding. Under the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of Common Stock generally is subject to a 30% withholding tax on (i) dividends paid on Common Stock and (ii) beginning after December 31, 2019, gross proceeds from the sale or other disposition of Common Stock, unless (1) if the Non-U.S. Holder is a “non-financial foreign entity”, it provides the Company (or its paying agent) or its financial institution with certain documentation relating to its substantial U.S. owners or otherwise certifies that it does not have any substantial U.S. owners, (2) if the Non-U.S. Holder is a “foreign financial institution”, it enters into an agreement with the Department of Treasury to, among other things, report certain information regarding its accounts with or interests held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, and it establishes its compliance with these rules by providing to the Company (or its paying agent) or financial institution with an applicable IRS Form W-8 or (3) the Non-U.S. Holder otherwise qualifies for an exemption from these rules and establishes such exemption by providing to AC (or its paying agent) or financial institution with an applicable IRS Form W-8. The rules relating to FATCA described above may be modified by an applicable intergovernmental agreement between the United States and the jurisdiction in which the Non-U.S. Holder is resident. Non-U.S. Holders are urged to consult their tax advisers regarding how FATCA may apply to their ownership and disposition of Common Stock.

Information Reporting and Backup Withholding

Holders generally are subject to information reporting requirements and backup withholding with respect to any amounts received pursuant to an exchange of Common Stock for Cash Consideration in the Reverse Stock Split. If a Holder receives a Form 1099-DIV from the Company in connection with the exchange, such a Holder is not precluded from taking the position that any amounts received pursuant to the exchange qualify for sale or exchange treatment under one of the Section 302 Tests described above. In addition, Holders may be subject to backup withholding unless such holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and will be allowed as a credit against the Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is timely furnished to the IRS.

Tax Consequences of the Reverse Stock Split to the Company

The Reverse Stock Split generally should be treated as a tax-free “recapitalization” for U.S. federal income tax purposes, in which case the Company should not recognize any gain or loss for such purposes. As of December 31, 2016, the Company had federal NOLs remaining of approximately $51,900,000, which may be available to reduce taxable income, if any. Code Section 382 rules limit the utilization of NOLs upon an ownership change of the Company. Management believes that there has not been an ownership change under Section 382 and that the Reverse Stock Split should not result in an ownership change under Section 382. However, the Reverse Stock Split may have to be taken into account in determining whether an ownership change occurs in the future. If it is determined that an ownership change has taken place, either historically or in the future, utilization of the Company’s NOLs will be subject to limitations, which could eliminate a substantial portion of the future income tax benefits of the NOLs.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING TAX REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

Our current directors and executive officers, as well as Brookstone XXIV, may have interests in the Reverse Stock Split that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. While the Board recommends a vote “FOR” the Reverse Stock Split, to the Company’s knowledge, none of the Company’s affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse Stock Split. Our current directors and executive officers and Brookstone XXIV have indicated that they intend to vote shares of our Common Stock over which they have voting control ([4,044,240] shares, or approximately [43.2]% of our issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the Reverse Stock Split. Because our directors and executive officers and Brookstone XXIV collectively own [43.2]% of our outstanding shares of Common Stock entitled to be voted at the Special Meeting, and have indicated their intention to vote in favor of the Reverse Stock Split, the Reverse Stock Split will be approved if holders of just an additional [6.9]% of the outstanding shares of Common Stock vote in favor of the proposal.

Upon the effectiveness of the Reverse Stock Split, the aggregate number of shares of our Common Stock owned by our current directors and executive officers and Brookstone XXIV will be reduced proportionately by the Reverse Stock Split ratio of 1-for-15 (subject to the cashing out of fractional shares), and the beneficial ownership percentage of the shares of our Common Stock held by our current directors and executive officers and Brookstone XXIV will increase by approximately [___]% from [___]% to [___]% as a result of the reduction of the number of shares of our Common Stock outstanding (subject to the cashing out of fractional shares). The number of shares to be cashed out in the Reverse Stock Split may vary from the estimate above, and the beneficial ownership percentage of our shares of Common Stock held by our directors and executive officers and Brookstone XXIV and the beneficial ownership percentage of the Continuing Stockholders after the Reverse Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of Common Stock by our stockholders prior to the effective date of the Reverse Stock Split, and depending on the number of street name shares that are actually cashed out in the Reverse Stock Split.

See “Special Factors – Effects of the Reverse Stock Split – Additional Effects on the Affiliated Continuing Stockholders” beginning on page 33 and “Security Ownership of Certain Beneficial Owners and Management” beginning on page 58.

Directors, executive officers and any stockholders who own more than 10% of our outstanding Common Stock will experience certain advantages after the Reverse Stock Split in that they will be relieved of certain SEC reporting requirements and “short-swing profit” recapture provisions under Section 16 of the Exchange Act, and information regarding their compensation and stock ownership will no longer be publicly available. In addition, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Reverse Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, from making personal loans to our directors or executive officers. We do not, however, have a present intention of making personal loans to our directors or executive officers, and the ability to make such loans was not a reason considered by the Board in evaluating the benefits of the Reverse Stock Split.

In addition, certain of our directors and executive officers hold options to acquire shares of our Common Stock. These stock options will remain outstanding after the Reverse Stock Split, but the number of shares issuable upon exercise of each option will be reduced in the ratio of the Reverse Stock Split, 1-for-15, and the exercise per share of Common Stock will be correspondingly increased in the ratio of 1-for-15. As of the Record Date, such current directors and executive officers held the following options to acquire Common Stock:

Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price ($)	Option Expiration Date
Frederick W. Jones	09/15/2010	9,500	—	$0.59	09/15/2020
	07/02/2012	25,000	—	$0.29	07/02/2022
	06/12/2013	25,000	—	$0.52	06/12/2023
	03/12/2014	18,750	6,250	$1.08	03/12/2024
	03/05/2015	25,000	—	$1.20	03/04/2025
	01/14/2016	26,000	—	$0.78	01/14/2026
Thomas J. Marusak	09/15/2010	15,000	—	$0.59	09/15/2020
	07/02/2012	12,500	—	$0.29	07/02/2022
	06/12/2013	12,500	—	$0.52	06/12/2023
	03/12/2014	9,750	3,250	$1.08	03/12/2024
	03/05/2015	19,000	—	$1.20	03/04/2025
	01/14/2016	23,000	—	$0.78	01/14/2026
David C. Michaels	08/28/2013	12,500	—	$0.90	08/28/2023

	03/12/2014	9,750	3,250	$1.08	03/12/2024
	03/05/2015	15,000	—	$1.20	03/04/2025
	01/14/2016	18,000	—	$0.78	01/14/2026
William P. Phelan	09/15/2010	15,000	—	$0.59	09/15/2020
	07/02/2012	12,500	—	$0.29	07/02/2022
	06/12/2013	12,500	—	$0.52	06/12/2023
	03/12/2014	9,750	3,250	$1.08	03/12/2024
	03/05/2015	15,000	—	$1.20	03/04/2025
	01/14/2016	18,000	—	$0.78	01/14/2026

Except as described above in this section, none of our affiliates has any interest, direct or indirect, in the Reverse Stock Split other than interests arising from the ownership of securities where those affiliates receive no extra or special benefit not shared on a pro rata basis by all other holders of our Common Stock. In particular, there are no agreements with affiliates to purchase Common Stock upon consummation of or subsequent to the Reverse Stock Split or otherwise with respect to the Reverse Stock Split.

Source of Funds and Expenses

Because the per share Cash Consideration will not be known until the effective date of the Reverse Stock Split and we will not know exactly how many record and beneficial holders of our Common Stock will receive the Cash Consideration for their shares in the Reverse Stock Split, we do not currently know the exact cost of the Reverse Stock Split. Based, however, on information that we have received as of [_____] from our transfer agent, American Stock Transfer & Trust Company, LLC, with regard to the size of holdings of those stockholders who may hold shares in street name, as well as our estimates of other Reverse Stock Split expenses, we believe that the total cash amount required to effect the Reverse Stock Split to us will be approximately $[_____] though, as discussed above, the actual cost may be larger or smaller. This amount includes approximately $[_____] needed to cash out fractional shares (based on an assumed price per share of $[_____] calculated based on the average of the daily closing prices of the Common Stock for the 60 trading days ending on the trading day immediately before the Record Date), approximately $[_____] of legal, accounting and other advisory fees, approximately $[_____] for transfer agent costs and approximately $[_____] of other costs, including costs of printing and mailing, to effect the Reverse Stock Split.

The cash to be paid to stockholders receiving the Cash Consideration in the Reverse Stock Split and the other costs of the Reverse Stock Split will be paid from the Company’s cash on hand. There are no conditions to the availability of the funds for the Reverse Stock Split, and we do not have any alternative financing arrangements or alternative financing plans with respect to the Reverse Stock Split. We do not expect to borrow any part of the funds required to effect the Reverse Stock Split.

Provision for Unaffiliated Stockholders

Each of the Board and Brookstone XXIV believes that this proxy statement, along with the Company’s other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Reverse Stock Split. Therefore, neither the Company nor Brookstone XXIV has made any special provision in connection with the Reverse Stock Split to grant unaffiliated stockholders access to the corporate files of the Company or Brookstone XXIV or to obtain counsel or appraisal services at either the Company’s or Brookstone XXIV’s expense.

Stockholder Approval

A quorum will be present if stockholders holding at least 33 1/3% of the shares entitled to vote are present at the Special Meeting in person or by proxy. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of outstanding shares of our Common Stock entitled to vote at the Special Meeting is required to approve the Reverse Stock Split. Our current directors and executive officers and Brookstone XXIV have indicated that they intend to vote the shares of our Common Stock over which they have voting control ([4,044,240] shares, or approximately [43.2]% of our issued and outstanding shares eligible to vote at the Special Meeting) “FOR” the Reverse Stock Split. Because our directors and executive officers and Brookstone XXIV collectively own [43.2]% of our outstanding shares of Common Stock entitled to be voted at the Special Meeting, and have indicated their intention to vote in favor of the Reverse Stock Split, the Reverse Stock Split will be approved if holders of just an additional [6.9]% of the outstanding shares of Common Stock vote in favor of the proposal.

Effective Date

The Reverse Stock Split will become effective as of the date that we amend our Certificate of Incorporation through the filing of a Certificate of Amendment to the Certificate of Incorporation with the Department of State of the State of New York to effect the Reverse Stock Split. We intend to effect the Reverse Stock Split as soon as possible after the Reverse Stock Split is approved by our stockholders, subject to final authorization by the Board. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective upon the filing with the SEC of a certification and notice of termination of registration on Form 15. The deregistration of our Common Stock under Section 12(g) of the Exchange Act will take effect 90 days after the filing of the Form 15. See “Special Factors – Effects of the Reverse Stock Split” beginning on page 28.

Termination of the Reverse Stock Split

Under applicable New York Law, the Board has a duty to act in the best interests of our stockholders. Accordingly, the Board reserves the right to abandon the Reverse Stock Split if for any reason the Board determines that, in the best interests of our stockholders, it is not advisable to proceed with the Reverse Stock Split, even assuming the stockholders approve the Reverse Stock Split by vote. Although the Board presently believes that the Reverse Stock Split is in our best interests and has recommended a vote “FOR” the Reverse Stock Split, the Board nonetheless believes that it is prudent to recognize that circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time. Such reasons include, but are not limited to:

●	any change in the nature of our stockholdings prior to the effective date of the Reverse Stock Split that would result in us being unable to reduce the number of record holders of our shares to below 300 as a result of the Reverse Stock Split;

●	any change in the number of our shares that will be exchanged for the Cash Consideration in connection with the Reverse Stock Split that would increase the cost and expense of the Reverse Stock Split from that which is currently anticipated;

●	a material increase or decrease in the price levels of the Common Stock during the 60 trading days prior to the effective date of the Reverse Stock Split that the Board believes would render the Cash Consideration to be an unfair price to cash out fractional shares; or

●	any change in our financial condition that would render the Reverse Stock Split inadvisable.

If the Board decides not to consummate the Reverse Stock Split, whether before or after the time the Special Meeting is held, we will promptly notify our stockholders of the decision by public announcement.

Process for Payment for Fractional Shares; Issuance of New Stock Certificates

Stockholders who own of record fewer than 15 shares of Common Stock before the Reverse Stock Split will receive the Cash Consideration in exchange for all their shares of Common Stock. Stockholders who own of record 15 or more shares of Common Stock before the Reverse Stock Split will continue to own one whole share of Common Stock for each 15 shares they previously owned and will receive the Cash Consideration for any fractional shares of Common Stock they would otherwise be entitled to as a result of the Reverse Stock Split.

For purposes of determining ownership of shares of our Common Stock on the effective date of the Reverse Stock Split, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. We intend to treat stockholders holding shares of our Common Stock in street name in the same manner as registered stockholders whose shares are registered in their names. Prior to the effective date of the Reverse Stock Split, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in street name. We will ask them to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. These brokers, banks and other nominees, however, may have different procedures than those applicable to registered stockholders for processing the Reverse Stock Split. If you hold your shares in street name with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Within five business days after the effective date of the Reverse Stock Split, the Company expects that its transfer agent, American Stock Transfer & Trust Company, LLC, acting in the capacity of paying agent, will send to each stockholder and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each stockholder whose shares are held in street name, instructions, including letters of transmittal, asking them to surrender their shares of Common Stock in exchange for the Cash Consideration and, if applicable, new stock certificates representing the number of shares of Common Stock owned upon effectiveness of the Reverse Stock Split. Upon proper completion, execution and return of the letter of transmittal and accompanying stock certificate(s) to the transfer agent, along with such other documents as we or our transfer agent may require, the transfer agent will send the Cash Consideration, as well as stock certificate(s) representing the number of shares of Common Stock owned by such stockholder after the Reverse Stock Split, if any, to these stockholders within five business days of receipt. Therefore, the timing of receipt of payment of the Cash Consideration and new stock certificates, if any, is dependent upon proper surrender of your stock certificates and your delivery of properly prepared and executed letters of transmittal. Payment of the Cash Consideration due to stockholders who hold their shares in street name through DTC will be made in accordance with the practices and procedures of DTC.

American Stock Transfer & Trust Company, LLC will act as our agent for purposes of paying for fractional shares in connection with the Reverse Stock Split.

No service charge, brokerage commission, or transfer tax will be payable by a stockholder receiving the Cash Consideration in the Reverse Stock Split.

If any certificate evidencing shares of our Common Stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our Common Stock evidenced by any certificate that has been lost or destroyed must submit:

●	the letter of transmittal sent by us;

●	the above-referenced affidavit;

●	the above-referenced indemnity agreement; and

●	any other document we or our transfer agent may require, which may include a bond or other security satisfactory to us indemnifying us and our other persons against any losses incurred as a consequence of paying cash in respect of shares of our Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate.

Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that our transfer agent will send to stockholders after the effective date of the Reverse Stock Split. In the event that the Company is unable to locate certain stockholders or if a stockholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to the transfer agent, any funds payable to such holders pursuant to the Reverse Stock Split will be held in escrow until a proper claim is made, subject to applicable unclaimed property and escheat laws.

DO NOT SEND STOCK CERTIFICATES TO US OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

Under New York law, our Certificate of Incorporation and our Bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who dissent from the Reverse Stock Split.

Potential Anti-Takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the proposed amendment to our Certificate of Incorporation will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the number of outstanding shares of our Common Stock after the Reverse Stock Split, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means.

As stated above, in the event of the Reverse Stock Split, we have no present intent to use the relative increase in the number of authorized but unissued shares of our Common Stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board to adopt a series of anti-takeover provisions. We are not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Common Stock to discourage these efforts if they were to arise.

Escheat Laws

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional shares resulting from the Reverse Stock Split that are not timely claimed after the effective date of the Reverse Stock Split in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Stock Split, other than compliance with the relevant federal securities laws and the New York Business Corporation Law.

Litigation

There is no ongoing litigation related to the Reverse Stock Split.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “should,” “could” and other expressions that indicate future events and trends identify forward-looking statements. These expectations are based upon many assumptions that we believe to be reasonable, but such assumptions ultimately may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them. Several factors which could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: the reactions of our customers, suppliers and other persons with whom we do business with respect to the Reverse Stock Split; the effects of the Reverse Stock Split on the market for our Common Stock; general global and economic conditions; and other factors recited from time to time in our filings with the SEC. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent that there are any material changes in the information contained in this proxy statement, however, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

The Board has recommended that the Company pursue a deregistration transaction by means of a 1-for-15 Reverse Stock Split of the Common Stock, which will be accomplished by amending the Certificate of Incorporation.

Annex Relating to Proposal No. 1

The form of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex A.

Vote Required for Approval of Proposal No. 1

The affirmative vote of the holders of a majority of all of the shares entitled to vote on this matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum for the transaction of business at the Special Meeting but will have the effect of a vote against this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

INFORMATION ABOUT THE COMPANY

Name and Address

The name of the Company is Mechanical Technology, Incorporated, a New York corporation. Our principal executive offices are located at 325 Washington Avenue Extension, Albany, New York 12205, and our telephone number is (518) 218-2550.

Market Price of Common Stock; Dividends

Our Common Stock is quoted on the OTCQB tier of OTC Markets under the symbol “MKTY.” OTC Markets is not a stock exchange or a regulated entity. The following table sets forth the high and low bid prices per share of our Common Stock for our two most recent fiscal years as reported on the OTCQB marketplace. The quotations below do not reflect the retail mark-up, markdown or commissions and may not represent actual transactions.

	Bid Price ($)
	High	Low
Year ending December 31, 2018:
1st Quarter (as of January [5], 2018)	1.01	0.95
Year ended December 31, 2017:
1st Quarter	1.55	0.93
2nd Quarter	1.14	0.81
3rd Quarter	1.06	0.90
4th Quarter	1.12	1.00
Year ended December 31, 2016:
1st Quarter	1.10	0.70
2nd Quarter	0.87	0.61
3rd Quarter	1.19	0.45
4th Quarter	1.55	0.95

We have not paid cash dividends on our Common Stock in the past two years and currently plan to retain earnings, if any, to fund the expansion of our business and for general corporate purposes.

Shares Outstanding; Stockholders

As of the Record Date, we had [9,369,177] shares of Common Stock outstanding and there were approximately [310] holders of record of our Common Stock.

Prior Public Offerings

We have not made an underwritten public offering of our Common Stock for cash during the three years preceding the date of this proxy statement.

Stock Purchases

During the first quarter of fiscal 2016, the Company repurchased 10,401 shares of Common Stock at a price range between $0.85 per share and $1.10 per share and at an average price of $0.9654 per share pursuant to a Rule 10b5-1 Stock Repurchase Program. The Company has not otherwise repurchased any shares of its Common Stock during the past two years.

Certain Information Concerning the Company and the Company’s Directors and Executive Officers

The Company is a “filing person” for purposes of Schedule 13E-3. The business address of each of the Company’s executive officers and directors is c/o Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205 and the business telephone number is (518) 218-2550. Neither the Company nor any of the Company’s directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Company’s directors and executive officers is a citizen of the United States.

The following sets forth certain information with respect to the Company’s directors and executive officers:

Name	Position
Frederick W. Jones	Chief Executive Officer, Chief Financial Officer and Secretary
David C. Michaels	Chairman of the Board
Thomas J. Marusak	Director
Michael Toporek	Director
Matthew E. Lipman	Director
Edward R. Hirshfield	Director
William P. Phelan	Director

Frederick W. Jones was appointed our President and Chief Executive Officer on January 18, 2017, and has also served as our Chief Financial Officer since September 2011. In addition, Mr. Jones was appointed our Secretary in June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which position he had held since May 2007.

David C. Michaels has served as our Chairman of the Board since January 18, 2017, and as a director since August 2013. Mr. Michaels is the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally recognized economics research and education organization, and has served in this position since October 2008. Mr. Michaels is a member of the Board of Directors of Iverson Genetic Diagnostics, Inc., which offers advanced genetic testing to health care providers to promote early disease detection and help physicians achieve optimal dosing of critical medications.

Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. In 2011, Mr. Marusak was elected to the Board of Directors of the Capital District Physician’s Health Plan, Inc., the dominant non-profit health insurance provider in upstate New York covering over 300,000 member lives and generating over $2.2 billion in annual revenues, of which he is also a member of the Finance Committee of the Board.

Michael Toporek has served as a director since October 21, 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York, New York and an affiliate of Brookstone XXIV. Mr. Toporek currently serves on the Board of Trustees of Harlem Academy, a private school for gifted children from underserved communities.

Matthew E. Lipman has served as a director since October 21, 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York, New York and an affiliate of Brookstone XXIV. Mr. Lipman currently serves on the Board of Directors of Instone, LLC, a distributor of building product materials and Denison Pharmaceuticals, LLC, a contract manufacturer of cosmetic and over the counter pharmaceutical products.

Edward R. Hirshfield has served as a director since October 21, 2016. Since 2015, Mr. Hirshfield has served as a partner at Steppingstone Group, LLC, a special situations private equity fund located in New York, New York. Mr. Hirshfield worked as a Senior Analyst at CRG, LLC, a family office that invests in distressed securities with a concentration on trade claims and other distressed securities, from 2012 through 2014.

William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005, which focuses on the development of online software for commerce. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc., the dominant non-profit health insurance provider in upstate New York covering over 300,000 member lives and generating over $2.2 billion in annual revenues. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family, which serves institutional as well as individual investors with a value focused stock selection strategy.

Past Contacts, Transactions, Negotiations and Agreements

There are no agreements between the Company or the Company’s executive officers and directors and any other person with respect to any securities of the Company, except for: (i) the Securities Purchase Agreement (as defined herein); (ii) the Registration Rights Agreement (as defined herein); and (iii) outstanding stock options under the Company’s Amended and Restated 2006 Equity Incentive Plan, the Company’s 2012 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan. These stock options held by or in accounts for the benefit of our executive officers and directors will be affected by the Reverse Stock Split in the same manner as the outstanding shares of Common Stock in all material respects.

Except as set forth in the preceding paragraph, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company was (or is to be) a party and in which any executive officer or director had (or will have) a direct or indirect material interest.

INFORMATION ABOUT BROOKSTONE XXIV AND ITS AFFILIATES

Brookstone XXIV is the largest stockholder of the Company and may be deemed to be subject to Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions and is a “filing person” for purposes of Schedule 13E-3.

Identity and Background

Brookstone XXIV is a Delaware limited liability company controlled by its Managing Member, Brookstone XXIV Flow, LLC, a Delaware limited liability company (“Brookstone Flow”), which in turn is controlled by its Managing Member, Brookstone XXIV Meter, LLC, a Delaware limited liability company (“Brookstone Meter” and together with Brookstone XXIV and Brookstone Flow, the “Brookstone Entities”), which in turn is controlled by its Managing Member, Edward R. Hirshfield, a director of the Company. The business address of each of the Brookstone Entities is 122 East 42nd Street, Suite 4305, New York, New York 10168. The business telephone number of Brookstone XXIV is (212) 302-0066. The principal business of Brookstone XXIV is investing in securities. The principal business of Brookstone Flow is serving as the Managing Member of Brookstone XXIV. The principal business of Brookstone Meter is serving as the Managing Member of Brookstone Flow.

None of the Brookstone Entities has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Brookstone Entities has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Past Contacts, Transactions, Negotiations and Agreements

Securities Purchase Agreement. On October 21, 2016, the Company and Brookstone XXIV entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which on such date the Company issued and sold 3,750,000 shares of Common Stock (the “Brookstone XXIV Shares”) to Brookstone XXIV for an aggregate of $2,737,500, or $0.73 per share. The Company also agreed to (i) appoint Messrs. Hirshfield, Lipman and Toporek, each a designee of Brookstone XXIV, to the Board, (ii) appoint Mr. Hirshfield to the Compensation Committee of the Board and Mr. Lipman to the Audit Committee and Governance and Nominating Committee of the Board, (iii) maintain such committee appointments, (iv) appoint one of such designated directors (or a successor named by Brookstone XXIV) to each Board committee created after October 21, 2016 and maintain such appointments, and (v) include certain numbers of such designated directors (or successors named by Brookstone XXIV) as nominees recommended by the Board for election as directors, as long as Brookstone XXIV and its affiliates beneficially own outstanding shares of Common Stock. At any time Brookstone XXIV and its affiliates beneficially own at least 25% of the outstanding Common Stock, the Company must include three such Brookstone XXIV-designated directors on its Board and as Board-recommended director nominees. At any time Brookstone XXIV and its affiliates beneficially own at least 10% but less than 25% of the outstanding Common Stock, the Company must include two such Brookstone XXIV-designated directors on its Board and as Board-recommended director nominees. At any time Brookstone XXIV and its affiliates beneficially own any Common Stock but less than 10% of the outstanding Common Stock, the Company must include one such Brookstone XXIV-designated director on its Board and as a Board-recommended director nominee.

The Company further agreed pursuant to the Securities Purchase Agreement that it would not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, other than pursuant to a Demand Registration (as defined below) during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration, except pursuant to a registration statement covering (i) sales or distributions of the Company’s equity securities or any securities convertible into or exchangeable or exercisable for its equity securities pursuant to a registration statement on Form S-4 or Form S-8 or any successor form, (ii) the issuance Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock pursuant to their terms, or (iii) the issuance of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

In connection with the Securities Purchase Agreement, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement.  The Rights Agreement is intended to act as a deterrent to any person (together with all affiliates and associates of such person) acquiring “beneficial ownership” (as defined in the Rights Agreement) of 4.99% or more of the outstanding Common Stock without the approval of the Board (an “Acquiring Person”), in an effort to protect against a possible limitation on the Company’s ability to use its NOLs.  The Rights Agreement Amendment exempts Brookstone XXIV and its affiliates and associates from the definition of “Acquiring Person” under the Rights Agreement.  The Company and the Board also took action in order to render inapplicable all restrictions on Brookstone XXIV as an “interested shareholder” under Section 912 of the New York Business Corporation Law.

The Company’s status as an SEC reporting company has no bearing on the Company’s ability to utilize its NOLs and the Board will continue to take all measures to protect against a possible limitation on the Company’s ability to utilize its NOLs notwithstanding the deregistration of our Common Stock.  Accordingly, stockholders are cautioned that the Rights Agreement will remain in effect and continue to be strictly enforced by the Board following the deregistration of our Common Stock.

Registration Rights Agreement. On October 21, 2016, the Company and Brookstone XXIV entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to, at any time after December 20, 2016 and upon the request of holders of at least 25% of the outstanding Brookstone XXIV Shares, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Brookstone XXIV Shares (a “Demand Registration”).  The Company also agreed, subject to certain conditions and exclusions, to include the resale of the Brookstone XXIV Shares in any registration statement that the Company files under the Securities Act (other than a registration statement on Form S-4 or Form S-8) upon the request of any holder of Brookstone XXIV Shares.  The Registration Rights Agreement terminates on the earlier of October 21, 2021 or the date that Brookstone XXIV or any permitted assignee or successor of Brookstone XXIV owns less than 10% of the outstanding shares of the Common Stock.

Joint Filing Agreement. On October 27, 2016, the Brookstone Entities and Messrs. Hirshfield, Lipman and Toporek (collectively, the “Brookstone Parties”) entered into a Joint Filing Agreement in which the Brookstone Parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company.

Other than as described in this proxy statement, there are no contracts, arrangements, understandings or relationships among the Company and any of the Brookstone Parties, or between the Company or any of the Brookstone Parties and any other person, with respect to the securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of January 10, 2018, of (i) each person known by the Company to beneficially own more than 5% of the shares of outstanding Common Stock, based solely on filings with the SEC, (ii) each of the Company’s executive officers and directors and (iii) all of the Company’s executive officers and directors as a group. The address of each of the directors and executive officers of the Company is c/o Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205.

Shares Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent of Class
Executive Officers
Frederick W. Jones (4)	[166,168]	[1.7%]

Non-Employee Directors
Edward R. Hirshfield (3)	[3,750,000]	[40.0%]
Matthew E. Lipman (3)	[100]	[*]
Thomas J. Marusak (5)	[189,060]	[2.0%]
David C. Michaels (6)	[102,912]	[1.1%]
William P. Phelan (7)	[211,000]	[2.2%]
Michael Toporek	—	—

All Officers and Directors as a Group (7 persons)	[4,419,240]	[45.4%]

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC (3)	[3,750,000]	[40.0%]
Brookstone XXIV Flow, LLC (3)	[3,750,000]	[40.0%]
Brookstone XXIV Meter, LLC (3)	[3,750,000]	[40.0%]

* Less than 1%

Footnotes

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(2)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after the Record Date, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person, which are exercisable within 60 days of the Record Date, but excludes shares of Common Stock underlying options held by any other person.

(3)	Brookstone XXIV, Brookstone Flow, Brookstone Meter and Messrs. Hirshfield, Lipman and Toporek, jointly filed a Schedule 13D with the SEC on October 27, 2016, reporting that Brookstone XXIV, Brookstone Flow, Brookstone Meter and Mr. Hirshfield have shared voting and investment power over the 3,750,000 shares of Common Stock Brookstone XXIV purchased from the Company in October 2016, and that Mr. Lipman has sole voting and dispositive power over 100 shares of Common Stock he owns directly. Brookstone Flow is the Managing Member of Brookstone XXIV. Brookstone Meter is the Managing Member of Brookstone Flow. Mr. Hirshfield is the Managing Member of Brookstone Meter. By virtue of these relationships, each of Brookstone Flow, Brookstone Meter and Mr. Hirshfield may be deemed to beneficially own the shares of Common Stock directly owned by Brookstone XXIV. The address of each of Brookstone XXIV, Brookstone Flow and Brookstone Meter is 122 East 42nd Street, Suite 4305, New York, New York 10168.

(4)	Includes 135,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of January 10, 2018.

(5)	Includes 95,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of January 10, 2018.

(6)	Includes 58,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of January 10, 2018.

(7)	Includes 86,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of January 10, 2018.

SPECIAL MEETING AND VOTING INFORMATION

Outstanding Voting Securities and Voting Rights

The subject class of securities to which this proxy statement relates is our Common Stock, $0.01 par value per share. Each share of Common Stock entitles the holder thereof to one vote.

Record Date

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. As of the close of business on the Record Date, [9,369,177] shares of Common Stock were outstanding and entitled to vote at the Special Meeting.

Information Concerning Proxies; Revocation of Proxies

Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person. All proxies that are properly completed, signed and returned to us prior to the Special Meeting, and that have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by (i) filing with the Secretary of the Company, at its principal executive offices, 325 Washington Avenue Extension, Albany, New York 12205, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Special Meeting, delivering written notice of revocation of your proxy and voting your shares in person.

Solicitation of Proxies

The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Special Meeting, proxies may be solicited by any appropriate means, including by telephone, facsimile or email, by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Special Meeting. The Company will pay persons holding Common Stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage firms, banks and other fiduciaries), for the reasonable expense of forwarding soliciting material to their principals.

Quorum and Certain Voting Matters

A quorum will be present if stockholders holding at least 33 1/3% of the shares entitled to vote are present at the Special Meeting in person or by proxy. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock, referred to as a broker non-vote, those shares will be considered present for purposes of determining the existence of a quorum but will not be entitled to vote at the Special Meeting. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items, but not on non-routine proposals. In the case of non-routine items for which specific voting instructions have not been provided, the institution holding street name shares cannot vote those shares. These are considered to be “broker non-votes.” Since there are no routine items to be voted on at the Special Meeting, nominee record holders of our Common Stock that do not receive voting instructions from the beneficial owners of such shares will not be able to return a proxy card with respect to such shares (and therefore, we do not expect any broker non-votes with respect to the proposal to be voted on at the Special Meeting); as a result, these shares will not be considered present at the Special Meeting and will not count towards the satisfaction of a quorum.

The affirmative vote of the holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting will be required to approve the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split. Because the Company’s executive officers and directors and Brookstone XXIV together own approximately [43.2]% of the outstanding shares of Common Stock entitled to be voted at the Special Meeting have indicated their intention to vote in favor of the Reverse Stock Split, the Reverse Stock Split will be approved if just an additional [6.9]% of the outstanding shares of Common Stock vote in favor of the proposal.

In determining whether the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split has received the requisite number of affirmative votes, abstentions and broker non-votes, as well as the failure to vote, will have the effect of a vote against the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

Voting of Proxies

Shares represented by properly executed proxies will be voted at the Special Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted “FOR” the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

FINANCIAL INFORMATION

Historical Financial Information

The Company’s audited financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, and the notes thereto, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are incorporated by reference in this proxy statement.

The Company’s unaudited financial statements for the period ended September 30, 2017, and the notes thereto, contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, are incorporated by reference in this proxy statement.

As of September 30, 2017, the book value per share of Common Stock was $0.49.

See “Where You Can Find More Information – Incorporation by Reference” beginning on page 63.

WHERE YOU CAN FIND MORE INFORMATION

The Reverse Stock Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company and Brookstone XXIV have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Stock Split. The Schedule 13E-3 contains additional information about the Company and Brookstone XXIV. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Frederick W. Jones, Chief Executive Officer, Chief Financial Officer and Secretary, Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public electronically on the SEC’s website at http://www.sec.gov.

Incorporation by Reference

In the Company’s filings with the SEC, information is sometimes incorporated by reference. This means that the Company is referring you to information that it has filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

This proxy statement incorporates by reference the following documents that the Company has previously filed with the SEC. They contain important information about the Company and its financial condition.

•	Our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

•	Our Current Report on Form 8-K filed with the SEC on January 24, 2017;

•	Our Current Report on Form 8-K filed with the SEC on February 8, 2017;

•	Our Current Report on Form 8-K filed with the SEC on May 5, 2017;

•	Our Current Report on Form 8-K filed with the SEC on June 2, 2017; and

•	Our Current Report on Form 8-K filed with the SEC on June 9, 2017.

The Company also incorporates by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Special Meeting.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by written request directed to Frederick W. Jones, Chief Executive Officer, Chief Financial Officer and Secretary, at Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205, or by calling Frederick W. Jones at (518) 218-2550.

These documents are also included in the Company’s filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov.

This proxy statement is sent to you as part of the proxy materials for the Special Meeting. You may not consider this proxy statement as material for soliciting the purchase or sale of the Common Stock.

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver our proxy statement to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of our proxy statement or our annual proxy statement and/or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

The following information is being provided in the event that the Reverse Stock Split is not consummated and our Common Stock is not deregistered under the Exchange Act.

In order to be included in proxy material for the 2018 Annual Meeting of Stockholders, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must have been received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 22, 2017.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2018 Annual Meeting of Stockholders, if the Company does not receive notice of any such proposal to be presented at the 2018 Annual Meeting of Stockholders on or before March 7, 2018, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER BUSINESS

The Board does not intend to bring any other business before the Special Meeting, and, so far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of the Stockholders. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

We have not authorized anyone to give any information or make any representation about the Reverse Stock Split or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY VOTE BY DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick W. Jones
Chief Executive Officer, Chief Financial Officer and Secretary

Dated: January [_], 2018

ANNEX A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

MECHANICAL TECHNOLOGY, INCORPORATED

Under Section 805 of the Business Corporation Law

THE UNDERSIGNED, being the Chief Executive Officer of Mechanical Technology, Incorporated (the “Corporation”), in accordance with Section 805 of the Business Corporation Law, does hereby certify:

1.	The name of the corporation is Mechanical Technology, Incorporated.

2.	The Certificate of Incorporation was originally filed with the Department of State on October 4, 1961.

3.	Upon the filing of this Certificate of Amendment of the Certificate of Incorporation with the Department of State (the “Effective Time”), each fifteen (15) shares of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split and in lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share by reason of the Reverse Stock Split will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, and (ii) the average of the closing prices of the Common Stock (as adjusted to reflect the Reverse Stock Split) for the 60 trading days ending on the trading day immediately prior to the date of the Effective Time (or, in the event the Common Stock is not traded on such date, such closing price on the next preceding day on which the Common Stock is traded).

Immediately prior to the Effective Time, there were [_____] issued and outstanding shares of Common Stock and immediately after the Effective Time there will be [_____] issued and outstanding shares of Common Stock, subject to the cashing out of fractional shares described above. Immediately prior to the Effective Time, there were [_____] authorized and unissued shares of Common Stock and immediately after the Effective Time there will be [_____] authorized and unissued shares of Common Stock, subject to the cashing out of fractional shares described above. Immediately after the Effective Time, the total number of authorized shares of Common Stock shall remain 75,000,000, the par value of the Common Stock shall remain $0.01 per share and the stated capital of the Corporation shall be reduced in proportion to the Reverse Stock Split, which as of [_____], 2018 would be reduced from $[_____] to $[_____].

4.	The foregoing amendments and this Certificate of Amendment of the Certificate of Incorporation were approved by the Corporation’s Board of Directors and authorized by the affirmative vote of the holders of a majority of outstanding shares entitled to vote thereon at a special meeting of the stockholders on the [__] day of [____], 2018.

[Signature Page Follows]

IN WITNESS HEREOF, I the undersigned have made and signed this certificate as of the [__] day of [____], 2018 and I affirm the statements contained therein as true under penalties of perjury.

/s/ [___________]
[____________]
[____________]
Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, New York 12205

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 17, 2018

SPECIAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

[_______], 2018
GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/[___]/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓Please detach along perforated line and mail in the envelope provided↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To amend the Company’s Certificate of Incorporation to effect a 1-for-15 reverse stock split.	☐	☐	☐

IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED BY THE PERSONS NAMED AS PROXIES IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS CONTAINED IN THE PROXY STATEMENT.

IN THEIR DISCRETION THE PERSONS NAMED AS PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER AND FURTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Frederick W. Jones and Matthew E. Lipman, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Special Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at the offices of Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019, on [______], 2018 at [____] A.M. Eastern Time, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)